UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

NEXUS BIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53207	75-3267338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hillside Ave, Suite 108 Montclair, NJ	07042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 524-6100

2911 Park Avenue, Pasay City, Metro Manila, Philippines

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No.2 (the “Amendment”) amends the current report on Form 8-K filed by Nexus BioPharma, Inc. on June 15, 2016 and the Amendment No.1 filed on June 15, 2016.This Amendment is being filed to address comments received from the Staff of the Securities and Exchange Commission.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

There are statements in this Current Report on Form 8-K that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Current Report on Form 8-K carefully; especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Current Report on Form 8-K are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Current Report on Form 8-K will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2016, Nexus BioPharma Inc., a Nevada Corporation, f/k/a Plata Resources, Inc. (the “Company”) entered into that certain Agreement and Plan of Reorganization (the “Merger Agreement”) by and among the Company, Nexus Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Acquisition Corp”) and Nexus BioPharma, Inc., a Delaware corporation (“NBP”). Effective June 9, 2016, the parties entered into an Amended and Restated Agreement and Plan of Reorganization, The Agreement as amended and restated is referred to herein as the “Agreement.” In accordance with the terms of the Agreement, on June 9, 2016 ("Effective Time"), NBP filed a certificate of merger ("Certificate of Merger") with the Secretary of State of the State of Delaware pursuant to which Acquisition Corp was merged with and into NBP (“Merger”), with NBP continuing as the surviving corporation ("Surviving Corporation"). The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which attached hereto as Exhibit 2.1 and is hereby incorporated by reference into this Item 1.01.

Merger Consideration

Upon the Effective Time:

i.

each share of common stock of Acquisition Corp issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 1 share of common stock of the Surviving Corporation so that at the Effective Time, the Company became the holder of all issued and outstanding shares of the Surviving Corporation;

ii.

each share of common stock of NBP (“NBP Common Stock“) issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive 4.8552632 shares of common stock of the Company;

iii.

Each NBP stockholder became entitled to receive a convertible promissory note corresponding to his proportional ownership interest of NBP Common Stock which is convertible into a to be designated class of Preferred Stock (the “Preferred Stock”) which Preferred Stock will be convertible into an aggregate of 36,000,00 shares of the Company’s common stock.

Company Common Stock Immediately Following the Effective Time

Immediately following the Effective Time, the Company effectuated a cancellation of certain of its issued and outstanding shares such that there will no longer be 35,500,000 pre-Merger shares of the Company’s common stock issued and outstanding and that no other pre-Merger common or equity securities or any options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or other equity securities shall be issued or outstanding except as provided for in the Agreement.

Liabilities

At the Effective Time, the Surviving Corporation shall assume all of the debts, liabilities and other obligations of Acquisition Corp. and NBP.

Post-Merger Officers and Directors of the Company and the Surviving Corporation

On June 9, 2016, effective upon the closing of the Agreement, Dexter Caliso resigned as the Company’s Chief Executive Officer and President and Presentacion Coranes resigned as the Company’s Chief Financial Officer, Chief Accounting Officer, Secretary, and Treasurer, and simultaneously with the effectiveness of the Merger, Warren Lau was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President and Secretary. Effective upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, Dexter Caliso and Presentacion Coranes will resign as directors of the Company and Warren Lau will be appointed as the sole director of the Company.

Representations, Warranties and Covenants

The parties to the Agreement made representations, warranties and covenants that are customary for transactions of this nature. The representations and warranties were qualified by information in confidential disclosure schedules exchanged by the parties together with the Agreement. While the Company does not believe that these schedules contain material information that the securities laws require it to publicly disclose, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts.

Indemnification

Following the Effective Time, until the first day of the three-year anniversary of the Effective Time (the “Survival Period”), NBP is required to indemnify, defend and hold harmless the Company and its shareholders (collectively, the “Company Indemnified Party”) from and against any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by such Nexus Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Nexus Indemnified Party, which arises or results from a third-party claim brought against a Nexus Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of NBP.

Similarly, following the Effective Time, until the Survival Period, the Company is required to indemnify, defend and hold harmless NBP and its shareholders (collectively, the “NBP Indemnified Party”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees arising out of: (i) any breach of representation or warranty made by the Company in the Agreement and in any certificate delivered by the Company pursuant to this Agreement; (ii) any breach by the Company of any covenant, obligation or other agreement made by the Company the Agreement; and (iii) a third-party claim based on any acts or omissions by the Company.

NBP Business

Effective on the Effective Time, pursuant to the Agreement, NBP became a wholly-owned subsidiary of the Company. The acquisition of NBP is treated as a reverse acquisition, and the business of NBP became the business of the Company.

As used in this Current Report on Form 8-K, all references to “the Company,” “NBP,” “we,” “our” and “us” for periods prior to the Effective Time refers to NBP, as a privately owned company, and for periods subsequent to the Effective Time refer to the Company and its subsidiaries (including NBP).

We are working on the connection between cellular regulatory pathways that regulate obesity/diabetes and cancer. For our first product opportunity we have engaged Charles River Laboratories for the discovery of a small molecule drug that can help people lose weight by turning up their metabolism via the activation of the AMPK (Adenosine Mono Phosphate-activated protein Kinase) energy regulatory pathway

Unlike most other FDA approved weight loss drugs, NBP’s strategy does not depend on a pharmaco-neurological manipulation of the higher-brain centers for appetite and/or satiety. Rather, our proprietary drug approach targets AMPK, the master energy regulatory pathway that has been proven to exist not only in higher mammals, but also in all living cells that possess a nucleus. Because an intensive aerobic and resistance strength-training regime is the natural way to activate these pathway effects, we believe that our drug will help obese patients mimic the effect of a more healthy lifestyle and lose weight.

We believe that a drug that will step up the body’s metabolism of fat will address obesity, the biggest health problem in the world. Obesity is also implicated as a causative and an additive to a host of other conditions, the most important of which are Type 2 diabetes, cardiovascular disease and cancer. Type 2 diabetes, which now consumes roughly one sixth of every health care dollar in America, is a direct result of obesity.

Diabetes Risk by BMI
Relative risk of diabetes
45
40
35
30
25
20
15
10
5
0
<23
23.0-23.9
24.0-24.9
25.0-26.9
27.0-28.9
29.0-30.9
31.0-32.9
33.0-34.9
>35
BMI

BMI > 50 increased 120% between 2000-2010 comprising 0.5% of Americans.

Age-adjusted Percentage of U.S. Adults with Obesity or Diagnosed Diabetes

OBESITY
1994
2000
2009
No Data
<14.0%
14.0-17.9%
18.0-21.9%
22.0-25.9%
≥26.0%
DIABETES
1994
2000
2009
No Data
<4.5%
4.5-5.9%
6.0-7.4%
7.5-8.9%
≥9.0%

CDC's Division of Diabetes Translation. National Diabetes Surveillance System available at http://www.cdc.gov/diabetes/statistics

Considering the size and importance of the market, there is a shortage of FDA approved drugs and especially a shortage of approaches to the obesity problem. Products that are currently available for obesity accomplish only one of the following: (i) curb appetite, (ii) induce satiety (feeling of fullness) or (iii) reduce absorption of fat in the intestines. Products in all three categories have dangerous side effects more fully described in the section “Competition.” Our approach aims to allow people to eat normally without such side effects or discomfort so they can enjoy a more satisfying lifestyle.

Corporate History

NBP was originally incorporated in Delaware under the name “Metabolic Scientific, Inc.” on April 17, 2013, NBP changed its name to to “Diabesity, Inc.” on May 1, 2013, and subsequently to “Nexus BioPharma, Inc. on August 8 2014.

Our Science

We are the exclusive licensee, pursuant to a patent license agreement with Albert Einstein College of Medicine, of a pharmaceutical approach that addresses the AMPK pathway, the key energy balance regulator in the cells of our bodies. The discovery is outlined in “Fyn-Dependent Regulation of Energy Expenditure and Body Weight Is Mediated by Tyrosine Phosphorylation of LKB1” (Bastie, Schwartz, Kurland, Pessin, Yamada, Cell Metabolism 11, 113-124). In the article Dr. Jeffrey E. Pessin and colleagues demonstrate that by adjusting the “energy input-output imbalance” via the Fyn, LKB-1, AMPK pathway, test animals showed reduced adiposity with no loss of lean muscle mass, a higher rate of energy expenditure, increased insulin sensitivity, increased fatty acid oxidation, improved plasma and tissue triglyceride levels and lower cholesterol.

Dr. Pessin and his team began their investigation in the activity of a regulatory molecule called Fyn kinase in diabetes. Fyn kinase is a cell signaling molecule that plays a role in many biological processes including regulation of cell growth and survival, cell adhesion, integrin-mediated signaling, cytoskeletal remodeling, cell motility, immune response and axon guidance. They examined animals that lacked the gene encoding for Fyn kinase. They discovered that the absence of Fyn kinase in these animals lifts Fyn’s negative regulation of the tumor suppressor pathway LKB1 (liver kinase B1). This activated LKB1 which allowed it to exert its tumor growth suppressing effects by activating a group of ~14 other kinases, comprising AMPK and AMPK-related kinases. An additional result of the activation of AMPK by LKB1 is reduced adiposity associated with increased fatty acid oxidation and increased energy expenditure.

The only natural way to independently activate AMPK is through intense physical exercise. By pharmaceutically inhibiting Fyn Kinase and activating LKB-1 to activate AMPK our proprietary approach simulates the condition of a higher metabolism caused by high levels of exercise conditioning, namely high aerobic efficiency and increased lean muscle mass in the body.

A 3-D micro CAT Scan shows Mice that lack Fyn (center) show reduced visceral fat and lower overall fat burden compared to normal (WT at left) mice.

Mice that lack Fyn (Fyn -/-) have improved insulin sensitivity leading to lower levels of both glucose and insulin. Blood lipid levels are also markedly improved.

Fyn-/- mice display increased AMPK Activity

WT
Fyn-/-
AMPK Activity
(nmol/min/mg)
80
60
40
20
0
p<0.05
P<0.04
Adipose
SKM

Mice that lack Fyn have increased AMPK activity to burn more fat in skeletal muscle (“SKM”).

Pharmaceutical Intervention

Experiments in animals were conducted by the Pessin Bastie team at Albert Einstein College of Medicine to determine if the positive metabolic effects could also be induced by a small molecule. The team used the research compound SU6656, a non-specific kinase inhibitor unsuitable for use in humans, in wild-type genetically unaltered mice. The research suggested that the acute pharmacological inhibition of Fyn kinase activity with SU6656 reproduced the following metabolic effects and induced a specific reduction in fat mass with no change in lean mass.

Acute Pharmacological Inhibition of Fyn with SU6656 Increases Energy Expenditure

SU6656-Induced Fyn Inhibition Promotes Fat Mass Loss

Charles River Laboratories-BioFocus

We have conducted a screening project with respect to the discovery of small molecule compounds which can mimic fat mass loss effect in humans. We have utilized a Master Services Agreement, or the MSA with BioFocus DPI, Ltd. or BioFocus, a Charles River Laboratories subsidiary and a major Clinical Research Organization (“CRO”), for virtual screening, assay development and optimization, compound selection and screening, and active-to-hit work to support hit identification of inhibitors of Fyn kinase. The MSA provides for a term of five years to perform certain research services which will be set forth in one or more Schedule of Works or SOWs agreed to by the parties. The MSA and or any SOW may be terminated by either party upon 90 days’ notice, or with immediate effect if (a) either party has breached the agreement and such breach has not been cured in 60 days, or (b) if the other party becomes insolvent or if an administrator or receiver is appointed for any part of the other party’s assets or business.  In July 2014, the Company and BioFocus entered into a SOW or the July 2014 SOW, which provides for the progression of a defined number of compounds into in vivo pharmaco-kinetics and the evaluation of promising candidate compounds in efficacy studies in a diabetes-induced obesity animal model.  The July 2014 SOW provides for payments in the aggregate of $520,000 to be paid upon completion of certain phases of the work. To date the Company has expended at $421,860 under the July 2014 SOW.

We conduct regular teleconferences with BioFocus’ scientists for progress updates. The screening effort has progressed through stages including:

•

Structure-based virtual screening begins with an understanding of the chemical shape or conformation of the active site of Fyn kinase, the bio-molecule that we wish to block or deactivate. BioFocus selects approximately 500 compounds from a broad diversity set that have a complementary chemical shape or conformation to this active ste of Fyn Kinase. BioFocus can then predict that these compounds would bind to the target area of Fyn kinase and be capable of inhibiting Fyn-kinase;

•

BioFocus synthesizes these compounds, determines purity of selected active compounds, and then determines the concentration necessary to show the ability to block Fyn-kinase.

The next phase is called hit expansion. We select 2,000 structurally related compounds which will be screened in the primary assay. BioFocus then validates the active compounds by repeating the synthesis, purity and concentration steps described above on up to 200 compounds.

•

Active-to-hit studies, the goal of which is to deliver at least two distinct chemical series suitable for progression into a hit-to-lead phase.

•

Hit identification phase resulting in 116 compounds spread over five sarc family kinase(“SFK”) chemical series libraries that are effective at inhibiting Fyn kinase and are thus effective at activating the target LKB-1 AMPK pathway; and

•

A further screen of these “hit” compounds to select those that have the greatest selectivity for fyn kinase compared to other members of the SFK family.

We added the selectivity screen to minimize off target effects in an effort to minimize side effects, which we feel will significantly further our progress to a viable commercial product.

Possible Future Additional Indications

In an article entitled “Fyn Inhibition Rescues Established Memory and Synapse Loss in Alzheimer Mice” published in 2015 in the Annals of Neurology, a team led by Stephen M. Strittmatter, MD, PhD. at Yale School of Medicine-Yale University exhibits that inhibition of fyn kinase could restore memory and increase synaptic density in a mouse model of Alzheimer’s Disease. Currently, no effective disease-modifying agents exist for the treatment of Alzheimer disease. The Fyn tyrosine kinase is implicated in Alzheimer’s Disease pathology triggered by amyloid-ß oligomers (“Aßo”) and propagated by Tau. Thus, Fyn inhibition may prevent or delay disease progression. We are filing for protection for a number of compounds in a number of diverse chemical libraries for composition of matter and methods of use in the treatment of Alzheimer’s Disease and other neurodegenerative diseases.

In addition, there are numerous articles in the medical research literature describing fyn inhibition, LKB-1 activation, and/or AMPK activation having positive effects in longevity extension, cardiac reperfusion injury, sarcopenia (muscle wasting), traumatic brain injury, addiction, and schizophrenia.

Competition

The foregoing competitive analysis is based upon the following three areas: (a) Prescription weight loss drugs, (b) non-prescription weight loss, and (c) type 2 diabetes (including insulin).

Prescription Weight Loss Drugs

Qsymia

The combination of the drugs phentermine and topiramate (trade name Qsymia, formerly Qnexa) is a medication for the treatment of obesity and potentially related conditions such as type 2 diabetes and has been found to lower blood pressure and cholesterol. Qsymia was developed by Vivus, a California pharmaceutical company. Phentermine is an appetite suppressant and stimulant of the amphetamine and phenethylamine class. Topiramate is an anticonvulsant that has weight loss side effects. On July 17, 2012, the FDA approved Qsymia as an addition to a reduced-calorie diet and exercise for chronic weight management with recommendations for post-market monitoring for cardiovascular risk and an indication against use by pregnant women.

Contrave

Contrave is a fixed-dose combination of bupropion and Orexigen´s proprietary SR version of naltrexone. Bupropion is thought to increase the level of dopamine activity at specific receptors in the brain, which appears to lead to a reduction in appetite and increase in energy expenditure by increasing activity of proopiomelanocortin (“POMC”) neurons. Naltrexone works by blocking opioid receptors on the POMC neurons, preventing feedback inhibition of these neurons and further increasing POMC activity. In the Contrave clinical development program, the most frequent adverse effects on Contrave were nausea, constipation, headache, vomiting, dizziness, insomnia, dry mouth, and diarrhea.

Desoxyn

Desoxyn (methamphetamine hydrochloride tablets, USP), chemically known as (S)-N,α-dimethylbenzeneethanamine hydrochloride, is a central nervous system stimulant prescription medicine used for the treatment of Attention-Deficit Hyperactivity Disorder (“ADHD”) and sometimes prescribed off-label for appetite control. A controlled substance, it can cause rapid or irregular heartbeat, delirium, panic, psychosis, and heart failure.

Bontril

Bontril (phendimetrazine) is a sympathomimetic amine, which is similar to an amphetamine. It is also known as an "anorectic" or "anorexigenic" drug. Bontril stimulates the central nervous system, which increases heart rate and blood pressure and decreases appetite. A controlled substance, it can cause rapid or irregular heartbeat, delirium, panic, psychosis, and heart failure.

Inducing Satiety (Feeling of Fullness)

Belviq

Lorcaserin is a selective 5-HT2C receptor agonist, and in vitro testing of the drug showed reasonable selectivity for 5-HT2C over other related targets. 5-HT2C receptor activation in the hypothalamus is supposed to activate POMC production and consequently promote weight loss through satiety. Side effects include valvular heart disease, trouble breathing, swelling of the arms, legs, ankles, or feet, dizziness, fatigue, or weakness that will not subside, fast or irregular heartbeat, changes in attention or memory, hallucinations, depression or thoughts of suicide, low blood sugar, painful erections, slow heartbeat, decreases in blood cell count and an increase in prolactin. Belviq is a federally controlled substance (“CIV”) because it may be abused or lead to drug dependence.

Preventing Fat Absorption

Orlistat

Orlistat (also known as tetrahydrolipstatin) is a drug designed to treat obesity. It is marketed as a prescription under the trade name Xenical by Roche in most countries, and is sold over-the-counter as Alli by GlaxoSmithKline in the United Kingdom and the United States Its primary function is preventing the absorption of fats from the human diet, thereby reducing caloric intake. The effectiveness of Orlistat in promoting weight loss is definite, though modest. Orlistat is notorious for its gastrointestinal side effects (sometimes referred to as treatment effects), which can include steatorrhea (oily, loose stools).

Non-Prescription Weight Loss

(Over the counter (“OTC”) diet pills, bariatric surgery, lifestyle intervention programs, fitness equipment)

The global weight loss management market is expected to grow at a compound annual growth rate (“CAGR”) of 6.9% from 2014 to 2019. America has an estimated 108 million dieters, about 82% of whom try to lose weight by themselves..Dieters shifted toward greater use of free and low-cost do-it-yourself diet plans, diet websites, OTC diet pills, meal replacements and diet books. Market data supports that the share of dieters that prefer a self-directed program was 82% during 2012, near the highest rate ever. Historically since 1989, about 70% of dieters have used a self-directed plan, but this percentage has risen due to the last recession.

Commercial weight loss chains

Sales by all commercial weight loss centers were flat in 2012 and there was no growth. Analysts estimate this segment of the weight loss industry is expected to experience a 2.7% average annual growth to 2016. Weight Watchers and NutriSystem revenues were flat in 2012, while Medifast was up and Jenny Craig declined.

Multi-level Marketing

Multi-level marketing has emerged as the growth engine for weight loss companies. This non-traditional method of selling via independent contractors or distributors is working extremely well for a few companies. Herbalife, is now the number two weight loss company in the United States. The company posted North American weight loss product sales up 21% in 2012. Medifast sales reached a new high in sales 2015 and 65% of this was related to its Take Shape For Life MLM division. Visalis Sciences, another multi-level marketing company, saw its sales of meal replacements rise five-fold in 2011.

Retail Diet Pills & Meal Replacements

The weak economy and tighter consumer weight loss budgets assisted the “do-it-yourself” trend. Dieters were attracted by the low price and easy availability. The combined sales of diet pills and meal replacements was up about 2% in 2015. Analysts forecast 6% annual gains in sales through 2016. The strong momentum is now meal replacements including shakes and nutrition bars and not OTC diet pills. Meal replacements are safer for producers because there are no ingredients that cause side effects. They can also be easily private labeled.

Diet Websites

Online dieting has a market that is growing 8% per year. Most sites are not profitable and are moving to a user-free, ad-supported model. WeightWatchers.com ranks number one with 1.7 million paid subscribers in 2012.

Weight Loss Surgeries

The number of bariatric surgeries is significantly less than reported by the ASMBS (bariatric surgeon’s national society). According to government healthcare agency data, surgeries peaked at 135,000 in 2008. However, since then, insurers have imposed stricter regulations on coverage and the number of surgeries has fallen 15% to an estimated 114,000 surgeries in 2015 This reduction in the number of surgeries reduced the size of the total weight loss market and translated into less business for bariatricians.

Diet Food Home Delivery Services

This segment of the weight loss market that has declined 7.5% from 2009. NutriSystem captures 46% of sales, but has suffered five consecutive years of declining sales. 2011-2012 continued to be challenging years for all diet food delivery services as four diet delivery services went out of business. Even NutriSystem, which is priced at the low end of $250-$300/month, felt the effects of the recession, cut prices and offered weeks of free food for auto-ship clients. The share of dieters that wants diet food delivery averaged 5.8% over the past eight years, but that fell to 4.5% in 2012.

Type 2 Diabetes

According to a report compiled by data analytics firm GlobalData, the top ten diabetes drug manufacturers have generated a total of $62 billion in 2014 global sales, a rise of 5.1% year-on-year. (This number includes approximately $16 billion in insulin sales to sufferers of Type 1 diabetes.) Among them, Novo Nordisk, Sanofi and Merck (Merck & Co had the highest diabetes drug sales, followed by Pfizer and Eli Lilly).

Novo Nordisk

Novo Nordisk main diabetes products include a Glucagon-like peptide-1 (GLP-1), Victoza (liraglutide), for the treatment of type 2 diabetes 2 and a long-lasting insulin injection, Levemir.

Currently, Novo Nordisk has also been aggressively involved in research and development in its area of expertise. Its basal insulin, Tresiba, was launched in the EU market, and received FDA approval in September of 2015. In addition, Novo Nordisk is also developing a long-acting, weekly injected oral diabetes drug-semaglutide. With strong sales momentum and promising product line, Novo Nordisk may double its diabetes product sales within a decade. Its CEO, Kare Schultz, claims that in 2020 there will be 40 million diabetics using Novo Nordisk’s drug, increasing at least 10% in annual sales.

Sanofi

The French drug-maker Sanofi ranked second in the GlobalData’s list in diabetes drug sales 2014.

The long-acting insulin Lantus, the world’s best-selling diabetes drug, lost its patent protection in the United States in February, 2015, and the bio-similar LY2963016 jointly developed by Eli Lilly and Boehringer is awaiting approval.

The diabetes market competition becomes increasingly fierce, along with emergence of Tresiba, Novo Nordisk’s new rival, which greatly affected the sales of Sanofi’s Lantus. In 2014, Lantus’ sales in 2015 were down 5% globally and 13% in the US.

However, the new launches including Lyxumia, Toujeo and inhaled insulin Afrezza, will help to make up for the sales shortfall by Lantus in the future.

Merck

Merck relies on its DPP-4 inhibitor Januvia and combination drug Janumet which contribute to sales. Januvia faces competition from the generic drug market.

Recently, however, Merck announced that Januvia passed a key heart safety test in a large study trial, proving that it would not increase the risk of heart failure. Bernstein & Co. analyst Tim Anderson said that positive trial news can stimulate Januvia/ Janumet sales growth.

Pfizer & Eli Lilly

Pfizer and Eli Lilly sales placed fourth and fifth respectively. In 2013, Pfizer signed a contract with Merck for co-development of a new drug for patients with type 2 diabetes.

Meanwhile, Eli Lilly relies on its fast-acting insulin, Humalog, to contribute to rapid sales growth, and is waiting for its newly approved antidiabetic drugs–Trulicity to boost sales. In addition, Lilly’s combination diabetes drug Glyxambi, co-marketed with Boehringer, received FDA approval in February 2015, and another diabetes drug, Synjardy, was also approved in Europe in May, 2015. The two drugs are expected to bolster Eli lilly’s sales in 2016.

Regulation

U.S. Food and Drug Administration

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations. Drugs are also subject to other federal, state and local statutes and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or post approval, may subject an applicant to administrative or judicial sanctions. These sanctions could include, among other actions, the FDA’s refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution injunctions, fines, refusals of government contracts, restitution, disgorgement, or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on our business.

Our product candidates must be approved by the FDA through the NDA process before they may be legally marketed in the United States. The process required by the FDA before a drug may be marketed in the United States generally involves the following:

•

Completion of extensive nonclinical, sometimes referred to as pre-clinical laboratory tests, pre-clinical animal studies and formulation studies in accordance with applicable regulations, including the FDA’s Good Laboratory Practice (“GLP”) regulations;

•

Submission to the FDA of an IND, which must become effective before human clinical trials may begin;

•

Performance of adequate and well-controlled human clinical trials in accordance with applicable IND and other clinical trial-related regulations, sometimes referred to as current good clinical practices (“cGCPs”) to establish the safety and efficacy of the proposed drug for its proposed indication;

•

Submission to the FDA of an NDA, for a new drug;

•

A determination by the FDA within 60 days of its receipt of an NDA to file the NDA for review;

•

Satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities where the drug is produced to assess compliance with the FDA’s current good manufacturing practice requirements (“cGMP”) to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;

•

Potential FDA audit of the pre-clinical and/or clinical trial sites that generated the data in support of the NDA; and

•

FDA review and approval of the NDA prior to any commercial marketing or sale of the drug in the United States.

The data required to support an NDA is generated in two distinct development stages, pre-clinical and clinical. For new chemical entities, the pre-clinical development stage generally involves synthesizing the active component, developing the formulation and determining the manufacturing process, as well as carrying out non-human toxicology, pharmacology and drug metabolism studies in the laboratory, which supports subsequent clinical testing. The conduct of the pre-clinical tests must comply with federal regulations, including GLPs. The sponsor must submit the results of the pre-clinical tests, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the IND. An IND is a request for authorization from the FDA to administer an investigational drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol(s) for human trials. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA raises concerns or questions regarding the proposed clinical trials and places the IND on clinical hold within that 30-day time period. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA may also impose clinical holds on a drug candidate at any time before or during clinical trials due to safety concerns or non-compliance. Accordingly, we cannot be sure that submission of an IND will result in the FDA allowing clinical trials to begin, or that, once begun, issues will not arise that could cause the trial to be suspended or terminated.

The clinical stage of development involves the administration of the drug candidate to healthy volunteers or patients under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control, in accordance with GCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria, and the parameters to be used to monitor subject safety and assess efficacy. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Further, each clinical trial must be reviewed and approved by an independent institutional review board (“IRB”)s at or servicing each institution at which the clinical trial will be conducted. An IRB is charged with protecting the welfare and rights of trial participants and considers whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. There are also requirements governing the reporting of ongoing clinical trials and completed clinical trial results to public registries.

Clinical trials are generally conducted in three sequential phases that may overlap, known as Phase 1, Phase 2 and Phase 3 clinical trials. Phase 1 clinical trials generally involve a small number of healthy volunteers who are initially exposed to a single dose and then multiple doses of the product candidate. The primary purpose of these clinical trials is to assess the metabolism, pharmacologic action, side effect tolerability and safety of the drug. Phase 2 clinical trials typically involve studies in disease-affected patients to determine the dose required to produce the desired benefits. At the same time, safety and further pharmacokinetic and pharmacodynamic information is collected, as well as identification of possible adverse effects and safety risks and preliminary evaluation of efficacy. Phase 3 clinical trials generally involve large numbers of patients at multiple sites, in multiple countries (from several hundred to several thousand subjects) and are designed to provide the data necessary to demonstrate the efficacy of the product for its intended use, its safety in use, and to establish the overall benefit/risk relationship of the product and provide an adequate basis for product approval. Phase 3 clinical trials may include comparisons with placebo and/or other comparator treatments. The duration of treatment is often extended to mimic the actual use of a product during marketing. Generally, two adequate and well-controlled Phase 3 clinical trials are required by the FDA for approval of an NDA.

Post-approval trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication. In certain instances, FDA may mandate the performance of Phase 4 clinical trials.

Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and written IND safety reports must be submitted to the FDA and the investigators for serious and unexpected adverse events or any finding from tests in laboratory animals that suggests a significant risk for human subjects. Phase 1, Phase 2 and Phase 3 clinical trials may not be completed successfully within any specified period, if at all. The FDA, the IRB or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group provides authorization for whether or not a trial may move forward at designated check points based on access to certain data from the trial. We may also suspend or terminate a clinical trial based on evolving business objectives and/or competitive climate. Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the drug as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and, among other things, must develop methods for testing the identity, strength, quality and purity of the final drug product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its shelf life.

There is no assurance that the FDA will ultimately approve a drug product for marketing in the United States and we may encounter significant difficulties or costs during the review process. If a product receives marketing approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling or may condition the approval of the NDA on other changes to the proposed labeling, development of adequate controls and specifications, or a commitment to conduct post-market testing or clinical trials and surveillance to monitor the effects of approved products. For example, the FDA may require Phase 4 testing which involves clinical trials designed to further assess a drug safety and effectiveness and may require testing and surveillance programs to monitor the safety of approved products that have been commercialized. The FDA may also place other conditions on approvals including the requirement for a Risk Evaluation and Mitigation Strategy (REMS) to assure the safe use of the drug. If the FDA concludes a REMS is needed, the sponsor of the NDA must submit a proposed REMS. The FDA will not approve the NDA without an approved REMS, if required. A REMS could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. Any of these limitations on approval or marketing could restrict the commercial promotion, distribution, prescription or dispensing of products. Product approvals may be withdrawn for non-compliance with regulatory standards or if problems occur following initial marketing.

Orphan Drug Designation

We may choose to pursue Orphan Drug Designation. Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biological product intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making a drug or biological product available in the United States for this type of disease or condition will be recovered from sales of the product. Orphan product designation must be requested before submitting an NDA. After the FDA grants orphan product designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan product designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product that has orphan designation subsequently receives the first FDA approval for the disease or condition for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications to market the same drug or biological product for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity. Competitors, however, may receive approval of different products for the indication for which the orphan product has exclusivity or obtain approval for the same product but for a different indication for which the orphan product has exclusivity. Orphan product exclusivity also could block the approval of one of our products for seven years if a competitor obtains approval of the same biological product as defined by the FDA or if our product candidate is determined to be contained within the competitor’s product for the same indication or disease. If a drug or biological product designated as an orphan product receives marketing approval for an indication broader than what is designated, it may not be entitled to orphan product exclusivity. Orphan drug status in the European Union has similar, but not identical, benefits.

Expedited Development and Review Programs

The FDA has a Fast Track program that is intended to expedite or facilitate the process for reviewing new drugs and biological products that meet certain criteria. Specifically, new drugs and biological products are eligible for Fast Track designation if they are intended to treat a serious or life-threatening condition and demonstrate the potential to address unmet medical needs for the condition. Fast Track designation applies to the combination of the product and the specific indication for which it is being studied. The sponsor of a new drug or biologic may request the FDA to designate the drug or biologic as a Fast Track product at any time during the clinical development of the product. Unique to a Fast Track product, the FDA may consider for review sections of the marketing application on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the various sections of the application, the FDA agrees to accept certain sections of the application prior to complete submission of the application and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the application.

Any product submitted to the FDA for marketing, including under a Fast Track program, may be eligible for other types of FDA programs intended to expedite development and review, such as priority review and accelerated approval. Any product is eligible for priority review if it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or a significant improvement in the treatment, diagnosis or prevention of a disease compared to marketed products. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug or biological product designated for priority review in an effort to facilitate the review. Additionally, a product may be eligible for accelerated approval. Drug or biological products studied for their safety and effectiveness in treating serious or life-threatening illnesses and that provide meaningful therapeutic benefit over existing treatments may receive accelerated approval, which means that they may be approved on the basis of adequate and well-controlled clinical trials establishing that the product has an effect on a surrogate endpoint that is reasonably likely to predict a clinical benefit, or on the basis of an effect on a clinical endpoint other than survival or irreversible morbidity. As a condition of approval, the FDA may require that a sponsor of a drug or biological product receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. If the FDA concludes that a drug shown to be effective can be safely used only if distribution or use is restricted, it will require such post-marketing restrictions as it deems necessary to assure safe use of the drug, such as:

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distribution restricted to certain facilities or physicians with special training or experience; or

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distribution conditioned on the performance of specified medical procedures.

The limitations imposed would be commensurate with the specific safety concerns presented by the drug. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product. Fast Track designation, priority review and accelerated approval do not change the standards for approval but may expedite the development or approval process.

Pediatric Trials

Recently, the Food and Drug Administration Safety and Innovation Act (“FDASIA”) which was signed into law on July 9, 2012, amended the FDCA. FDASIA requires that a sponsor who is planning to submit a marketing application for a drug or biological product that includes a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration submit an initial Pediatric Study Plan (“PSP”) within sixty days of an end of Phase 2 meeting or as may be agreed between the sponsor and FDA. The initial PSP must include an outline of the pediatric study or studies that the sponsor plans to conduct, including study objectives and design, age groups, relevant endpoints and statistical approach, or a justification for not including such detailed information, and any request for a deferral of pediatric assessments or a full or partial waiver of the requirement to provide data from pediatric studies along with supporting information. The FDA and the sponsor must reach agreement on the PSP. A sponsor can submit amendments to an agreed-upon initial PSP at any time if changes to the pediatric plan need to be considered based on data collected from nonclinical studies, early phase clinical trials, and/or other clinical development programs.

Post-Marketing Requirements

Following approval of a new product, a pharmaceutical company and the approved product are subject to continuing regulation by the FDA, including, among other things, monitoring and recordkeeping activities, reporting to the applicable regulatory authorities of adverse experiences with the product, providing the regulatory authorities with updated safety and efficacy information, product sampling and distribution requirements, and complying with promotion and advertising requirements, which include, among others, standards for direct-to-consumer advertising, restrictions on promoting drugs for uses or in patient populations that are not described in the drug’s approved labeling (known as “off-label use”), limitations on industry-sponsored scientific and educational activities, and requirements for promotional activities involving the internet. Although physicians may prescribe legally available drugs for off-label uses, manufacturers may not market or promote such off-label uses. Modifications or enhancements to the product or its labeling or changes of the site of manufacture are often subject to the approval of the FDA and other regulators, which may or may not be received or may result in a lengthy review process.

Prescription drug advertising is subject to federal, state and foreign regulations. In the United States, the FDA regulates prescription drug promotion, including direct-to-consumer advertising. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use. Any distribution of prescription drug products and pharmaceutical samples must comply with the U.S. Prescription Drug Marketing Act (“PDMA”), a part of the FDCA.

In the United States, once a product is approved, its manufacture is subject to comprehensive and continuing regulation by the FDA. The FDA regulations require that products be manufactured in specific approved facilities and in accordance with cGMP. We rely, and expect to continue to rely upon third parties for the production of clinical and commercial quantities of its products in accordance with cGMP regulations. cGMP regulations require among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation and the obligation to investigate and correct any deviations from cGMP. Drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP and other laws. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance. These regulations also impose certain organizational, procedural and documentation requirements with respect to manufacturing and quality assurance activities. NDA holders using contract manufacturers, laboratories or packagers are responsible for the selection and monitoring of qualified firms, and, in certain circumstances, qualified suppliers to these firms. These firms and, where applicable, their suppliers are subject to inspections by the FDA at any time, and the discovery of violative conditions, including failure to conform to cGMP, could result in enforcement actions that interrupt the operation of any such facilities or the ability to distribute products manufactured, processed or tested by them. Discovery of problems with a product after approval may result in restrictions on a product, manufacturer, or holder of an approved NDA, including, among other things, recall or withdrawal of the product from the market.

The FDA also may require post-approval testing, sometimes referred to as Phase 4 testing, risk minimization action plans and post-marketing surveillance to monitor the effects of an approved product or place conditions on an approval that could restrict the distribution or use of the product. Discovery of previously unknown problems with a product or the failure to comply with applicable FDA requirements can have negative consequences, including but not limited to, adverse publicity, judicial or administrative enforcement, warning letters from the FDA, mandated corrective advertising or communications with doctors, and civil or criminal penalties, among others. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory approval of our products under development.

Other Regulatory Matters

Manufacturing, sales, promotion and other activities following product approval are also subject to regulation by numerous regulatory authorities in addition to the FDA, including, in the United States, the Centers for Medicare & Medicaid Services, other divisions of the Department of Health and Human Services, the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety & Health Administration, the Environmental Protection Agency and state and local governments. In the United States, sales, marketing and scientific/educational programs must also comply with state and federal fraud and abuse laws. Pricing and rebate programs must comply with the Medicaid rebate requirements of the U.S. Omnibus Budget Reconciliation Act of 1990 and more recent requirements in the Health Care Reform Law, as amended by the Health Care and Education Affordability Reconciliation Act (“ACA”). If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. The handling of any controlled substances must comply with the U.S. Controlled Substances Act and Controlled Substances Import and Export Act. Products must meet applicable child-resistant packaging requirements under the U.S. Poison Prevention Packaging Act. Manufacturing, sales, promotion and other activities are also potentially subject to federal and state consumer protection and unfair competition laws.

The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive record-keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products.

The failure to comply with regulatory requirements subjects firms to possible legal or regulatory action. Depending on the circumstances, failure to meet applicable regulatory requirements can result in criminal prosecution, fines or other penalties, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of product approvals, or refusal to allow a firm to enter into supply contracts, including government contracts. In addition, even if a firm complies with FDA and other requirements, new information regarding the safety or efficacy of a product could lead the FDA to modify or withdraw product approval. Prohibitions or restrictions on sales or withdrawal of future products marketed by us could materially affect our business in an adverse way.

Changes in regulations, statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example: (i) changes to our manufacturing arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of our products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

U.S. Patent Term Restoration and Marketing Exclusivity

Depending upon the timing, duration and specifics of the FDA approval of our drug candidates, some of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, commonly referred to as the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND and the submission date of an NDA plus the time between the submission date of an NDA and the approval of that application. Only one patent applicable to an approved drug is eligible for the extension and the application for the extension must be submitted prior to the expiration of the patent. The United States Patent and Trademark Office (“USPTO”), in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we intend to apply for restoration of patent term for one of its currently owned or licensed patents to add patent life beyond its current expiration date, depending on the expected length of the clinical trials and other factors involved in the filing of the relevant NDA.

Marketing exclusivity provisions under the FDCA can also delay the submission or the approval of certain marketing applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to obtain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application (“ANDA”) or a 505(b)(2) NDA submitted by another company for another drug based on the same active moiety, regardless of whether the drug is intended for the same indication as the original innovator drug or for another indication, where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement to one of the patents listed with the FDA by the innovator NDA holder. The FDCA also provides three years of marketing exclusivity for an NDA, or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example new indications, dosages or strengths of an existing drug. This three-year exclusivity covers only the modification for which the drug received approval on the basis of the new clinical investigations and does not prohibit the FDA from approving ANDAs for drugs containing the active agent for the original indication or condition of use. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the pre-clinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness. Orphan drug exclusivity, as described above, may offer a seven-year period of marketing exclusivity, except in certain circumstances. Pediatric exclusivity is another type of regulatory market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods and patent terms. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted based on the voluntary completion of a pediatric trial in accordance with an FDA-issued “Written Request” for such a trial.

European Union Drug Development

In the European Union, our future products may also be subject to extensive regulatory requirements. As in the United States, medicinal products can only be marketed if a marketing authorization from the competent regulatory agencies has been obtained.

Similar to the United States, the various phases of pre-clinical and clinical research in the European Union are subject to significant regulatory controls. Although the EU Clinical Trials Directive 2001/20/EC (“Directive”) has sought to harmonize the EU clinical trials regulatory framework, setting out common rules for the control and authorization of clinical trials in the EU, the EU Member States have transposed and applied the provisions of the Directive differently. This has led to significant variations in the member state regimes. Under the current regime, before a clinical trial can be initiated it must be approved in each of the EU countries where the trial is to be conducted by two distinct bodies: the National Competent Authority (“NCA”) and one or more Ethics Committees (“ECs”). Under the current regime all suspected unexpected serious adverse reactions to the investigated drug that occur during the clinical trial have to be reported to the NCA and ECs of the Member State where they occurred.

The EU clinical trials legislation is currently undergoing a revision process mainly aimed at uniforming and streamlining the clinical trials authorization process, simplifying adverse event reporting procedures, improving the supervision of clinical trials, and increasing their transparency.

European Union Drug Review and Approval

In the European Economic Area (“EEA”), which is comprised of the 27 Member States of the European Union, excluding Croatia, plus Norway, Iceland and Liechtenstein, medicinal products can only be commercialized after obtaining a Marketing Authorization (“MA”). There are two types of marketing authorizations, Community MA and National MA.

The Community MA, which is issued by the European Commission through the Centralized Procedure, based on the opinion of the CHMP of the EMA and which is valid throughout the entire territory of the EEA. The Centralized Procedure is mandatory for certain types of products, such as biotechnology medicinal products, orphan medicinal products and medicinal products containing a new active substance indicated for the treatment of AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune and viral diseases. The Centralized Procedure is optional for products containing a new active substance not yet authorized in the EEA, or for products that constitute a significant therapeutic, scientific or technical innovation or which are in the interest of public health in the EU.

National MAs, which are issued by the competent authorities of the Member States of the EEA and only cover their respective territory, are available for products not falling within the mandatory scope of the Centralized Procedure. Where a product has already been authorized for marketing in a Member State of the EEA, this National MA can be recognized in another Member States through the Mutual Recognition Procedure. If the product has not received a National MA in any Member State at the time of application, it can be approved simultaneously in various Member States through the Decentralized Procedure. Under the Decentralized Procedure an identical dossier is submitted to the competent authorities of each of the Member States in which the MA is sought, one of which is selected by the applicant as the Reference Member State (“RMS”). The competent authority of the RMS prepares a draft assessment report, a draft summary of the product characteristics (“SPC”) and a draft of the labeling and package leaflet, which are sent to the other Member States (referred to as the Member States Concerned) for their approval. If the Member States Concerned raise no objections, based on a potential serious risk to public health, to the assessment, SPC, labeling, or packaging proposed by the RMS, the product is subsequently granted a national MA in all the Member States (i.e. in the RMS and the Member States Concerned).

Under the above described procedures, before granting the MA, the EMA or the competent authorities of the Member States of the EEA make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy.

European Union New Chemical Entity Exclusivity

In the European Union, new chemical entities, sometimes referred to as new active substances, qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity. This data exclusivity, if granted, prevents regulatory authorities in the European Union from referencing the innovator’s data to assess a generic application for eight years, after which generic marketing authorization can be submitted, and the innovator’s data may be referenced, but not approved for two years. The overall ten-year period will be extended to a maximum of 11 years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.

European Union Orphan Designation and Exclusivity

In the European Union, the EMA’s Committee for Orphan Medicinal Products grants orphan drug designation to promote the development of products that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than 5 in 10,000 persons in the European Union Community and for which no satisfactory method of diagnosis, prevention, or treatment has been authorized (or the product would be a significant benefit to those affected). Additionally, designation is granted for products intended for the diagnosis, prevention, or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the medicinal product.

In the European Union, orphan drug designation entitles a party to financial incentives such as reduction of fees or fee waivers and ten years of market exclusivity is granted following medicinal product approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the product is sufficiently profitable not to justify maintenance of market exclusivity. Orphan drug designation must be requested before submitting an application for marketing approval. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

Health Insurance Portability and Accountability Act

Under the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the United States Department of Health and Human Services (“HHS”) has issued regulations to protect the privacy and security of protected health information used or disclosed by health care providers. HIPAA also regulates standardization of data content, codes and formats used in health care transactions and standardization of identifiers for health plans and providers. Penalties for violations of HIPAA regulations include civil and criminal penalties.

Our plans on developing policies and procedures to comply with these regulations by any respective compliance enforcement dates. The requirements under these regulations may change periodically and could have an effect on our business operations if compliance becomes substantially more costly than under current requirements.

In addition to federal privacy regulations, there are a number of state laws governing confidentiality of health information that will be applicable to our operations. New laws governing privacy may be adopted in the future as well. We will take steps to comply with health information privacy requirements to which it is aware will apply. However, we can provide no assurance that we will be in compliance with diverse privacy requirements in all of the jurisdictions in which we do business. Failure to comply with privacy requirements could result in civil or criminal penalties, which could have a materially adverse impact on our business.

Federal and State Physician Self-referral Prohibitions

We are subject to the federal physician self-referral prohibitions, commonly known as the Stark Law, and to similar restrictions under California’s Physician Ownership and Referral Act (“PORA”). Together these restrictions generally prohibit us from billing a patient or any governmental or private payor for any drug when the physician ordering the drug, or any member of such physician’s immediate family, has an investment interest in or compensation arrangement with us, unless the arrangement meets an exception to the prohibition.

Both the Stark Law and PORA contain an exception for referrals made by physicians who hold investment interests in a publicly traded company that has stockholders’ equity exceeding $75 million at the end of its most recent fiscal year or on average during the previous three fiscal years, and which satisfies certain other requirements. In addition, both the Stark Law and PORA contain an exception for compensation paid to a physician for personal services rendered by the physician.

However, in the event that we enter into any compensation arrangements with physicians we cannot be certain that regulators would find these arrangements to be in compliance with Stark, PORA or similar state laws. In such event, we would be required to refund any payments we receive pursuant to a referral prohibited by these laws to the patient, the payor or the Medicare program, as applicable.

Sanctions for a violation of the Stark Law include the following:

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denial of payment for the services provided in violation of the prohibition;

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refunds of amounts collected by an entity in violation of the Stark Law;

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a civil penalty of up to $15,000 for each service arising out of the prohibited referral;

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possible exclusion from federal healthcare programs, including Medicare and Medicaid;

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a civil penalty of up to $100,000 against parties that enter into a scheme to circumvent the Stark Law’s prohibition.

These prohibitions apply regardless of the reasons for the financial relationship and the referral. No finding of intent to violate the Stark Law is required for a violation. In addition, under an emerging legal theory, knowing violations of the Stark Law may also serve as the basis for liability under the Federal False Claims Act.

Further, a violation of PORA is a misdemeanor and could result in civil penalties and criminal fines. Finally, other states have self-referral restrictions with which NBP has to comply that differ from those imposed by federal and California law. It is possible that any financial arrangements that NBP may enter into with physicians could be subject to regulatory scrutiny at some point in the future, and NBP cannot provide assurance that NBP will be found to be in compliance with these laws following any such regulatory review.

Federal and State Anti-kickback Laws

The Federal Anti-kickback Law makes it a felony for a provider or supplier, including a laboratory, to knowingly and willfully offer, pay, solicit or receive remuneration, directly or indirectly, in order to induce business that is reimbursable under any federal health care program. A violation of the Anti-kickback Law may result in imprisonment for up to five years and fines of up to $250,000 in the case of individuals and $500,000 in the case of organizations. Convictions under the Anti-kickback Law result in mandatory exclusion from federal health care programs for a minimum of five years. In addition, HHS has the authority to impose civil assessments and fines and to exclude health care providers and others engaged in prohibited activities from Medicare, Medicaid and other federal health care programs.

Actions which violate the Anti-kickback Law or similar laws may also involve liability under the Federal False Claims Act, which prohibits the knowing presentation of a false, fictitious or fraudulent claim for payment to the U.S. Government. Actions under the Federal False Claims Act may be brought by the Department of Justice or by a private individual in the name of the government.

Although the Anti-kickback Law applies only to federal health care programs, a number of states, including New York, have passed statutes substantially similar to the Anti-kickback Law pursuant to which similar types of prohibitions are made applicable to all other health plans and third-party payors.

Federal and state law enforcement authorities scrutinize arrangements between health care providers and potential referral sources to ensure that the arrangements are not designed as a mechanism to induce patient care referrals and opportunities. The law enforcement authorities, the courts and Congress have also demonstrated a willingness to look behind the formalities of a transaction to determine the underlying purpose of payments between health care providers and actual or potential referral sources. Generally, courts have taken a broad interpretation of the scope of the Anti-kickback Law, holding that the statute may be violated if merely one purpose of a payment arrangement is to induce future referrals.

In addition to statutory exceptions to the Anti-kickback Law, regulations provide for a number of safe harbors. If an arrangement meets the provisions of a safe harbor, it is deemed not to violate the Anti-kickback Law. An arrangement must fully comply with each element of an applicable safe harbor in order to qualify for protection.

Among the safe harbors that may be relevant to us is the discount safe harbor. The discount safe harbor potentially applies to discounts provided by providers and suppliers, including laboratories, to physicians or institutions where the physician or institution bills the payor for the drug, not when the laboratory bills the payor directly. If the terms of the discount safe harbor are met, the discounts will not be considered prohibited remuneration under the Anti-kickback Law. NBP anticipates that this safe harbor may be potentially applicable to any agreements that NBP enters into to sell drugs to hospitals where the hospital submits a claim to the payor.

The personal services safe harbor to the Anti-kickback Law provides that remuneration paid to a referral source for personal services will not violate the Anti-kickback Law provided all of the elements of that safe harbor are met. One element is that, if the agreement is intended to provide for the services of the physician on a periodic, sporadic or part-time basis, rather than on a full-time basis for the term of the agreement, the agreement specifies exactly the schedule of such intervals, their precise length, and the exact charge for such intervals. Failure to meet the terms of the safe harbor does not render an arrangement illegal. Rather, such arrangements must be evaluated under the language of the statute, taking into account all facts and circumstances.

In the event that NBP enters into relationships with physicians, hospitals and other customers, there can be no assurance that NBP’s relationships with those physicians, hospitals and other customers will not be subject to investigation or a successful challenge under such laws. If imposed for any reason, sanctions under the Anti-kickback Law or similar laws could have a negative effect on NBP’s business.

Other Federal and State Fraud and Abuse Laws

In addition to the requirements that are discussed above, there are several other health care fraud and abuse laws that could have an impact on our business. For example, provisions of the Social Security Act permit Medicare and Medicaid to exclude an entity that charges the federal health care programs substantially in excess of its usual charges for its services. The terms “usual charge” and “substantially in excess” are ambiguous and subject to varying interpretations.

Further, the Federal False Claims Act prohibits a person from knowingly submitting a claim, making a false record or statement in order to secure payment or retaining an overpayment by the federal government. In addition to actions initiated by the government itself, the statute authorizes actions to be brought on behalf of the federal government by a private party having knowledge of the alleged fraud. Because the complaint is initially filed under seal, the action may be pending for some time before the defendant is even aware of the action. If the government is ultimately successful in obtaining redress in the matter or if the plaintiff succeeds in obtaining redress without the government’s involvement, then the plaintiff will receive a percentage of the recovery. Finally, the Social Security Act includes its own provisions that prohibit the filing of false claims or submitting false statements in order to obtain payment. Violation of these provisions may result in fines, imprisonment or both, and possible exclusion from Medicare or Medicaid programs.

Environmental Laws

We expect to be subject to regulation under federal, state and local laws and regulations governing environmental protection and the use, storage, handling and disposal of hazardous substances. The cost of complying with these laws and regulations may be significant. Our planned activities may require the controlled use of potentially harmful biological materials, hazardous materials and chemicals. We cannot eliminate the risk of accidental contamination or injury to employees or third parties from the use, storage, handling or disposal of these materials. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could exceed our resources or any applicable insurance coverage we may have.

Employees

As of June 1, 2016, Warren C. Lau, our President and Chief Executive Officer was our only full-time employee.

Licensed Intellectual Property

On March 3, 2014 the Company entered into a patent and license agreement (or the “License Agreement”) with Albert Einstein College of Medicine for a patent application covering a method for determining a putative agent that treats or prevents cancer and/or obesity or that increases insulin sensitivity, the method comprising determining whether the agent inhibits Fyn kinase activity or the interaction between Fyn and LKB-1. The License Agreement calls for the payment of a $25,000 up-front license initiation fee and reimbursement of patent expenses as well as the assumption of ongoing patent expenses. The License Agreement calls for the payment of 30% of the aggregate number of common shares of the Company as of the effective date of the License Agreement. The Company will pay a 3% royalty on sales of any products developed using the licensed intellectual property as well as approximately $1,000,000 in the aggregate milestone payments, payable in cash or equity, upon the achievement of defined milestones such as the commencement of human trials, FDA approval, etc. The License Agreement also calls for the payment of annual minimum royalties that escalate from low five figure to high five figure amounts during the development period before royalties on actual product sales are paid. The license expires upon the expiration of the licensed patent application described below, together with any and all patents and patent applications which issue from or are based on such patent application and from any and all divisionals, continuations, continuations-in-part (but only to the extent the claims thereof are enabled by disclosure of the parent application) and foreign counterparts of such patents and patent applications, and any and all reissues, renewals and extensions or the like of such patents and patent applications and any and all U.S. and foreign patents which are based on such patents and patent applications.

Under our License Agreement, we license one patent application filed March 9, 2011. The patent application was filed with the U.S. Patent and Trademark Office on March 9, 2011 and has a priority date of March 22, 2010 and terminates in 2031. The patent application relates to method of use.

Company Sponsored Intellectual Property

We have one Provisional Patent Application titled “Methods, Compositions, and Uses of Novel FYN Kinase Inhibitors” that was filed on September 9, 2015 with the USPTO. The patent that may result from this application will expire 20 years from the date of the filing of the Patent Application.

The claims cover methods and composition of matter that encompass compounds and chemical structure families.

Risk Factors

NBP is at an early stage of development as a company and does not have, and may never have, any products that generate revenues.

NBP is at an early stage of development as a life sciences company. At this time, NBP does not have any commercial products that generate revenues. NBP’s existing product candidates will require additional clinical evaluation, regulatory review, significant marketing efforts and substantial investment before they could provide any revenues. Given the stage of development, NBP does not expect to be able to market any of its product candidates for a number of years. If NBP is unable to develop, receive approval for, or successfully commercialize any of its product candidates, NBP will be unable to generate significant revenues, or any revenues at all. If NBP’s development programs are delayed, NBP may have to raise additional capital or reduce or cease its operations.

NBP has a history of losses and expects to incur net losses for the foreseeable future.

NBP has incurred substantial net losses since our inception. For the fiscal years ended February 29, 2016 and February 28, 2015, NBP incurred net losses of $1,152,904 and $1,455,443 respectively. For the quarters ended March 31, 2016 and May 31, 2015, NBP incurred net losses of $259,658 and $145,451 respectively. From our inception in July 2013 through May 31, 2016, NBP had an accumulated deficit of approximately $2,868,005. To date, NBP has not achieved, and may never achieve, revenues sufficient to offset expenses. NBP expects to devote substantially all of its resources to continue developing, commercializing and enhancing its existing weight loss therapeutic and to develop future therapies. NBP expects to incur additional losses in the future and may never achieve profitability.

NBP expects to continue to incur significant research and development expenses, which may make it difficult for NBP to achieve profitability.

In fiscal year 2016 and the first quarter ended May 31, 2016 of fiscal year 2017, NBP has incurred significant costs in connection with the development of its weight loss therapeutic. NBP’s research and development expenses were $233,835 for the year ended February 29, 2016 and $1,149,740 for the year ended February 28, 2015. Although, the Company did not incur research and development expenses during the quarter ended May 31, 2016, NBP expects its research and development expense levels to remain high for the foreseeable future as NBP seeks to expand the clinical utility of its weight loss therapeutic and develop additional therapeutics in its product portfolio. As a result, NBP will need to generate significant revenues in order to achieve profitability. NBP’s failure to achieve profitability in the future could cause the market price of its common stock to decline.

NBP does not have its own research facilities and will be dependent on third parties for product development.

NBP does not have its own research and development facilities and has engaged a clinical research organization, BioFocus plc, a Charles River Laboratories subsidiary, to perform its drug discovery research and development. In the future NBP may engage consultants and independent contract research organizations in addition to BioFocus to design and conduct clinical trials in connection with the further development of its products. As a result, these important aspects of a product's development will be outside the direct control of NBP. In addition, there can be no assurance that such third parties will perform all of their obligations under arrangements with NBP or will perform those obligations satisfactorily.

If NBP fails to obtain additional financing, NBP will be unable to complete the development and commercialization of its product candidates or continue its research and development programs.

NBP will be required to raise additional capital to complete the development and commercialization of its current and future product candidates. If NBP is unable to raise additional capital when required or on acceptable terms, NBP may have to significantly delay, scale back or discontinue one or more of its clinical trials and/or its therapeutics.

If third-party payors, including managed care organizations and Medicare, do not provide reimbursement or rescind their reimbursement policies for NBP’s products, their commercial success could be compromised.

NBP has not yet set a retail price for its weight loss therapeutic for when it becomes available to patients. Physicians and patients may decide not to prescribe NBP’s weight loss therapeutic unless third-party payors, such as managed care organizations as well as government payors such as Medicare and Medicaid, pay a substantial portion or all, of the drug’s price. There is significant uncertainty concerning third-party reimbursement of any drug incorporating new technology, including NBP’s therapeutic and any of NBP’s future therapies. Reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that drugs using NBP’s technologies are:

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not experimental or investigational,

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medically necessary,

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appropriate for the specific patient,

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cost-effective, and

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supported by peer-reviewed publications.

Since each payor makes its own decision as to whether to establish a policy regarding reimbursement, seeking these approvals is a time-consuming and costly process. To date, NBP has not secured policy-level reimbursement approval from any third-party payors and has no approvals for state Medicaid programs. NBP cannot be certain that coverage for its products will be provided in the future by any third-party payors.

Several entities conduct technology assessments of new medical therapeutics, drugs, and devices and provide the results of their assessments for informational purposes to other parties. These assessments may be used by third-party payors and health care providers such as Blue Cross and Blue Shield plans, which collectively provide healthcare coverage for nearly one-third of all Americans, as grounds to deny coverage for a therapeutic, drug, or procedure. These assessments have not yet been carried out in the case of NBP’s therapeutic. NBP can offer no assurance that these evaluations will ever be conducted, and if conducted, will result in a positive conclusion resulting in any third party reimbursement to NBP.

Insurers, including managed care organizations as well as government payors such as Medicare, have increased their efforts to control the cost, utilization and delivery of health care services. From time to time, Congress has considered and implemented changes in the Medicare fee schedules in conjunction with budgetary legislation. Further reductions of reimbursement for Medicare services may be implemented from time to time. Reductions in the reimbursement rates of other third-party payors has occurred and may occur in the future. These measures have resulted in reduced prices, added costs and decreased utilization of some pharmaceuticals in the pharmaceutical industry.

If NBP is unable to obtain reimbursement approval from private payors and Medicare and Medicaid programs for its products, or if the amount reimbursed are inadequate, NBP’s ability to generate revenues from its products could be limited. Even if NBP is being reimbursed, insurers may withdraw their coverage policies or cancel their contracts with NBP at any time or stop paying for NBP’s drugs, which would reduce NBP’s revenue.

NBP may experience delays in our drug development program that could adversely affect NBP’s financial position and NBP’s commercial prospects.

Any delays in completing NBP’s drug development program may delay NBP’s ability to raise additional capital or to generate revenue from product sales, and NBP may have insufficient capital resources to support its operations. Even if NBP has sufficient capital resources, the ability to become profitable will be delayed if there are problems with the timing or completion of NBP’s clinical trials.

Testing of potential products will be required and there is no assurance of FDA or any other regulatory approval.

The FDA and comparable agencies in foreign countries impose substantial requirements upon the introduction of both therapeutic and diagnostic biomedical products, through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these requirements typically takes several years and varies substantially based upon the type, complexity, and novelty of the product. The effect of government regulation and the need for FDA approval may delay marketing of new products for a considerable period of time, impose costly procedures upon NBP’s activities and provide an advantage to larger companies that compete with NBP. There can be no assurance that FDA or other regulatory approval for any products developed by NBP will be granted on a timely basis or at all. Any such delay in obtaining, or failure to obtain, such approvals would materially and adversely affect the marketing of any contemplated products and the ability to earn product revenue. Further, regulation of manufacturing facilities by state, local, and other authorities is subject to change. Any additional regulation could result in limitations or restrictions on NBP’s ability to utilize any of its technologies, thereby adversely affecting NBP’s operations. Human diagnostic and pharmaceutical products are subject to rigorous preclinical testing and clinical trials and other approval procedures mandated by the FDA and foreign regulatory authorities. Various federal and foreign statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of pharmaceutical products. The process of obtaining these approvals and the subsequent compliance with appropriate U.S. and foreign statutes and regulations are time-consuming and require the expenditure of substantial resources. In addition, these requirements and processes vary widely from country to country. Among the uncertainties and risks of the FDA approval process are the following: (i) the possibility that studies and clinical trials will fail to prove the safety and efficacy of the product, or that any demonstrated efficacy will be so limited as to significantly reduce or altogether eliminate the acceptability of the product in the marketplace, (ii) the possibility that the costs of development, which can far exceed the best of estimates, may render commercialization of the drug marginally profitable or altogether unprofitable, and (iii) the possibility that the amount of time required for FDA approval of a product may extend years beyond that which is originally estimated. In addition, the FDA or similar foreign regulatory authorities may require additional clinical trials, which could result in increased costs and significant development delays. Delays or rejections may also be encountered based upon changes in FDA policy and the establishment of additional regulations during the period of product development and FDA review. Similar delays or rejections may be encountered in other countries.

Adverse events in NBP’s clinical trials may force NBP to stop development of its product candidates or prevent regulatory approval, if needed, of NBP’s product candidates.

The eventual testing of NBP’s product candidates in human clinical trials may produce serious adverse events. These adverse events could interrupt, delay or halt clinical trials of product candidates and could result in the FDA or other regulatory authorities denying approval of NBP’s product candidates for any or all targeted indications. An independent data safety monitoring board, the FDA, other regulatory authorities or NBP may suspend or terminate clinical trials at any time. NBP cannot assure that any of its product candidates will be safe for human use.

Because of adverse events in clinical trials and side effects in wider patient populations caused by previous weight loss drugs NBP may experience additional scrutiny by regulatory authorities.

NBP’s pharmaceutical development platform provides NBP the opportunity to develop therapeutic candidates to promote weight loss in overweight, obese, and severely obese patients. This patient population, particularly the morbidly obese (a BMI of 40 or more, or 35 or more and experiencing obesity-related health conditions, such as high blood pressure or diabetes), is subject to other health related problems that add to the difficulties of working with them as a clinical trial population. Further, a number of approved weight loss therapeutics have been subsequently removed from the market by regulatory authorities due to dangerous side effects.

If NBP’s product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and NBP will be unable to market them.

The regulatory approval process typically is extremely expensive, takes many years and the timing of any approval cannot be accurately predicted. If NBP fails to obtain regulatory approval for its current or future product candidates, NBP will be unable to market and sell such products and therefore may never be profitable. The FDA and other regulatory agencies can delay, limit or deny approval for many reasons, including: (i) a product candidate may not be safe or effective; (ii) the manufacturing processes or facilities we has selected may not meet the applicable requirements; and (iii) changes in FDA’s approval policies or adoption of new regulations may require additional work. Any delay in, or failure to receive or maintain, regulatory approval for any of NBP’s products could prevent NBP from ever generating meaningful revenues or achieving profitability.

Even if NBP receives regulatory approvals, its product candidates may later exhibit adverse effects that limit or prevent their widespread use or that force NBP to withdraw those product candidates from the market. In addition, a marketed product continues to be subject to strict regulation after approval. Any unforeseen problems with an approved product or any violation of regulations could result in restrictions on the product, including NBP’s withdrawal from the market. Any delay in, or failure to receive or maintain regulatory approval for, any of NBP’s products could prevent NBP from ever generating meaningful revenues or achieving profitability.

Delays in the commencement or completion of clinical testing could significantly increase NBP’s test development costs and delay commercialization.

Many of the factors that may cause or lead to a delay in the commencement or completion of clinical trials may also ultimately lead to delay or denial of regulatory approval. The commencement of clinical trials may be delayed due to insufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the clinical trial. NBP may find it necessary to engage contract research organizations to perform data collection and analysis and other aspects of its clinical trials, which might increase the cost and complexity of NBP’s trials. NBP may also depend on clinical investigators, medical institutions and contract research organizations to perform the trials properly. If these parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, or if the quality, completeness or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or for other reasons, NBP’s clinical trials may have to be extended, delayed or terminated. Many of these factors would be beyond NBP’s control. NBP may not be able to enter into replacement arrangements without undue delays or considerable expenditures. If there are delays in testing or approvals as a result of the failure to perform by third parties, NBP’s research and development costs would increase, and NBP may not be able to obtain regulatory approval for NBP’s drug. In addition, NBP may not be able to establish or maintain relationships with these parties on favorable terms, if at all. Each of these outcomes would harm NBP’s ability to market its drug, or to become profitable.

Complying with numerous regulations pertaining to NBP’s business is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

NBP is subject to regulations by both the federal government and the states in which NBP conducts its business, including, but not limited to:

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Medicare billing and payment regulations applicable to clinical laboratories;

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the federal Medicare and Medicaid Anti-kickback Law and state anti-kickback prohibitions;

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the federal physician self-referral prohibition, commonly known as the Stark Law, and the state equivalents;

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the federal Health Insurance Portability and Accountability Act of 1996;

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the Medicare civil money penalty and exclusion requirements; and

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the federal civil and criminal False Claims Act.

NBP has and will continue to adopt policies and procedures designed to comply with these laws, including policies and procedures relating to financial arrangements between NBP and physicians who prescribe NBP’s drug. In the ordinary course of NBP’s business, NBP conducts internal reviews of its compliance with these laws. NBP’s compliance is also subject to governmental review. The growth of NBP’s business and sales organization may increase the potential of violating these laws or NBP’s internal policies and procedures. The risk of NBP being found in violation of these laws and regulations is further increased by the fact that many of the foregoing laws have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against NBP for violation of these laws or regulations, even if NBP successfully defends against such actions, could cause NBP to incur significant legal expenses and divert management’s attention from the operation of NBP’s business. If NBP’s operations are found to be in violation of any of these laws and regulations, NBP may be subject to any applicable penalty associated with the violation, including civil and criminal penalties damages and fines. Furthermore, NBP could be required to refund payments received and/or curtail or cease its operations. Any of the foregoing consequences could seriously harm NBP’s business and our financial results.

Initially NBP’s financial results will depend on sales of one drug, NBP’s weight loss therapeutic, and NBP will need to generate sufficient revenues from this and other diagnostics or therapies to run its business.

When NBP begins generating revenue, NBP expects to derive substantially all of its revenues from sales of one drug, its weight loss therapeutic. NBP is in the beginning stages of research and development for applications of its technology in other areas such as type 2 diabetes, neurodegenerative disease, life extension and cancer that NBP may offer as well as for enhancements to its existing drug. NBP does not currently expect to commercialize these additional therapeutics for additional indications until NBP has commercialized its weight loss therapeutic. If NBP is unable to increase sales of its weight loss drug or to successfully develop and commercialize other enhancements or therapeutics, NBP’s future revenues and its ability to achieve profitability would be impaired, and the market price of its common stock could decline.

NBP may experience limits on its revenues if physicians decide not to prescribe its drugs.

If medical practitioners do not prescribe NBP’s weight loss therapeutic or any future drugs developed by NBP, NBP will likely not be able to create demand for its products in sufficient volume for NBP to become profitable. To generate demand, NBP will need to continue to make patients and physicians aware of the benefits of its weight loss therapeutic and any products NBP may develop in the future through published papers, presentations at scientific conferences and one-on-one education by NBP’s sales force. Some physicians may decide not to prescribe NBP’s drug due to its price, part or all of which may be payable directly by the patient if the applicable payor denies reimbursement in full or in part. Even if patients recommend that their physicians prescribe NBP’s drug physicians may still decide not to prescribe NBP’s drug either because they have not been made aware of its utility or they wish to pursue a particular course of therapy regardless of the merits of NBP’s drug. If only a small portion of the physician population decides to prescribe NBP’s drug, NBP will experience limits on its revenues and its ability to achieve profitability. In addition, NBP will need to demonstrate its ability to obtain adequate reimbursement coverage from third-party payors.

NBP may experience limits on its revenues if patients decide not to use its drug.

Some patients may decide not to use NBP’s drug due to its price, part or all of which may be payable directly by the patient if the applicable payor denies reimbursement in full or in part. Even if medical practitioners recommend that their patients use our drug patients may still decide not to use it either because despite safety data to the contrary they fear side-effects or they wish to pursue a particular course of therapy regardless of the merits of NBP’s drug. If only a small portion of the patient population decides to NPB’s drug, NBP will experience limits on its revenues and its ability to achieve profitability.

If NBP is unable to develop products to keep pace with rapid technological, medical and scientific change, NBP’s operating results and competitive position would be harmed.

In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of obesity. These advances require that NBP continuously develop new products and enhance existing products to keep pace with evolving standards of care. NBP’s drug could become obsolete unless NBP continually innovates and expands its products to demonstrate treatment benefit.

If NBP becomes subject to product liability claims, the damages may exceed insurance coverage levels.

NBP will obtain liability insurance for its product candidates as each is entered into human clinical trials. NBP cannot predict all of the possible harms or side effects that may result from the use of its products and, therefore, the amount of insurance coverage NBP currently holds, or that NBP or its collaborators may obtain, may not be adequate to protect NBP from any claims arising from the use of its products that are beyond the limit of its insurance coverage. If NBP cannot protect against potential liability claims, NBP or its collaborators may find it difficult or impossible to commercialize NBP’s products, and NBP may not be able to renew or increase its insurance coverage on reasonable terms, if at all.

If NBP is unable to develop adequate sales, marketing or distribution capabilities or enter into agreements with third parties to perform some of these functions, NBP will not be able to commercialize its products effectively.

NBP may have a limited infrastructure in sales, marketing and distribution. To directly market and distribute any products, NBP must effectively build a sales and marketing organization with appropriate technical expertise and distribution capabilities. NBP may not be able to establish sales, marketing and distribution capabilities of its own or enter into such arrangements with third parties in a timely manner or on acceptable terms.

In the future NBP may rely on third party manufacturers. NBP may be unable to control the availability or cost of producing its products.

There can be no assurance that NBP’s products, if commercialized, can be manufactured in sufficient commercial quantities, in compliance with regulatory requirements and at an acceptable cost. Establishing a replacement source for any of NBP’s products could require significant time and additional expense. Furthermore, third party manufacturers may encounter manufacturing or quality control problems or may be unable to obtain or maintain the necessary governmental licenses and approvals to manufacture NBP’s products. Any such failure could delay or prevent NBP from receiving regulatory approvals and marketing its products.

If NBP does not find development and commercialization collaborators for its product candidates, NBP may have to reduce or delay its rate of product development and commercialization and increase its expenditures.

NBP may plan to enter into relationships with selected pharmaceutical or biotechnology companies to help develop and commercialize its product candidates in the field of therapeutics. If NBP is not able to establish such collaborative arrangements, it may have to reduce or delay further development of some of its programs, increase its planned expenditures and undertake development and commercialization activities at its own expense.

If NBP enters into development or commercialization collaborations with pharmaceutical or biotechnology companies, these relationships will also be subject to a number of risks, including: (i) collaborators may not pursue further development and commercialization of products resulting from collaborations or may elect not to renew research and development programs; (ii) collaborators may delay clinical trials, underfund a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require the development of a new formulation of a product candidate for clinical testing; (iii) a collaborator with marketing and distribution rights to one or more of our products may not commit enough resources to the marketing and distribution of NBP’s products, limiting NBP’s potential revenues from the commercialization of these products; and (iv) disputes may arise delaying or terminating the research, development or commercialization of NBP’s product candidates, or result in significant legal proceedings.

Changes in healthcare policy could subject NBP to additional regulatory requirements that may interrupt commercialization of NBP’s drug and increase its costs.

Healthcare policy has been a subject of extensive discussion in the executive and legislative branches of the federal and many state governments. NBP developed its commercialization strategy for its drug based on existing healthcare policies. Future changes in healthcare policy could substantially interrupt the sales of NBP’s drug, increase costs and divert management’s attention. The Patient Protection and Affordable Care Act signed into law on March 23, 2010 may subject the pricing of health care goods and services, including diagnostics and prescription drugs, to government control and to make other unforeseen changes to U.S. health care system. It is uncertain what actions federal, state or private payors for health care treatment and services may take in response to this or any subsequent legislation. NBP cannot predict what changes, if any, will be proposed or adopted or the effect that such proposals or adoption may have on NBP’s business, financial condition and results of operations.

NBP’S success depends on retention of its founder and other key personnel.

NBP is highly dependent on members of its management, including Warren C. Lau. NBP’s future success also will depend in large part on NBP’s continued ability to attract and retain other highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing and governmental regulation. NBP faces competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations. If NBP is unsuccessful in its recruitment and retention efforts, NBP’s business will be harmed.

NBP’s corporate compliance program cannot guarantee that NBP is in compliance with all potentially applicable regulations.

The development, manufacturing, pricing, sales and reimbursement of NBP’s products, together with its general operations, are subject to extensive regulation by federal, state and other authorities within the United States and numerous entities outside of the United States. While NBP has developed and instituted a corporate compliance program based on what NBP believes is the current best practices, NBP cannot assure that it is or it will be in compliance with all potentially applicable regulations. If NBP fails to comply with any of these regulations, NBP could be subject to a range of regulatory actions, including suspension or termination of clinical trials, the failure to approve a product candidate, restrictions on NBP’s products or manufacturing processes, withdrawal of products from the market, significant fines, or other sanctions or litigation.

NBP’s operations may involve hazardous materials, and compliance with environmental laws and regulations is expensive.

NBP’s future research and development activities may involve the controlled use of hazardous materials, including chemicals that cause cancer, volatile solvents, radioactive materials and biological materials including human tissue samples that have the potential to transmit diseases. NBP’s operations may also produce hazardous waste products. NBP is subject to a variety of federal, state and local regulations relating to the use, handling and disposal of these materials. NBP generally may contract with third parties for the disposal of such substances. While NBP believes that NBP will comply with then current regulatory requirements, NBP cannot eliminate the risk of accidental contamination or injury from these materials. NBP may be required to incur substantial costs to comply with current or future environmental and safety regulations. If an accident or contamination occurred, NBP would likely incur significant costs associated with civil penalties or criminal fines and in complying with environmental laws and regulations.

If NBP uses biological and hazardous materials in a manner that causes injury, NBP could be liable for damages.

NBP’s activities may require the controlled use of potentially harmful biological materials, hazardous materials and chemicals and may in the future require the use of radioactive compounds. NBP cannot eliminate the risk of accidental contamination or injury to employees or third parties from the use, storage, handling or disposal of these materials. In the event of contamination or injury, NBP could be held liable for any resulting damages, and any liability could exceed NBP’s resources or any applicable insurance coverage NBP may have. Additionally, NBP is subject on an ongoing basis to federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. The cost of compliance with these laws and regulations might be significant and could negatively affect NBP’s operating results.

Risks Related to Intellectual Property

If NBP is unable to protect its intellectual property, NBP may not be able to compete effectively.

NBP’s success will depend in part on its ability to obtain patents and enforce patent protection of its technologies and products, both in the United States and other countries to prevent NBP’s competitors from developing, manufacturing and marketing products based on NBP’s technology. The patent positions of biotechnology companies including NBP, are generally uncertain and involve complex legal and factual questions. NBP will be able to protect its intellectual property rights from unauthorized use by third parties only to the extent that its technologies are covered by any valid and enforceable patents or are effectively maintained as trade secrets. NBP could incur substantial costs in seeking enforcement of any eventual patent rights against infringement, and NBP cannot guarantee that patents that NBP obtains or in-licenses will successfully preclude others from using technology that NBP relies upon. NBP has applied and intends to apply for patents in the United States and other countries covering its technologies and therapies when it deems appropriate. However, these applications may be challenged or may fail to result in issued patents. NBP cannot predict the breadth of claims that maybe allowed and issued in patents related to biotechnology applications. The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. For example, methods of treating humans are not patentable in many countries outside of the United States.

The coverage claimed in a patent application can be significantly narrowed before a patent is issued, both in the United States and other countries. NBP does not know whether any of its pending or future patent applications will result in the issuance of patents. Any patents NBP obtains may not be sufficiently broad to prevent others from using NBP’s technologies or from developing competing therapeutic products based on NBP’s technology or proprietary therapies. Once any such patents have issued, NBP cannot predict how the claims will be construed or enforced. Furthermore, others may independently develop similar or alternative technologies or design around NBP’s patents.

To the extent patents may be issued, NBP does not know whether these patents will be subject to further proceedings that may limit their scope, provide significant proprietary protection or competitive advantage, or cause them to be circumvented or invalidated. Furthermore, patents that may issue on NBP’s pending applications may become subject to dispute, including interference, reissue or reexamination proceedings in the United States, or opposition proceedings in foreign countries. Any of these proceedings could result in the limitation or loss of rights.

NBP may rely on trade secret protection for its confidential and proprietary information. NBP has taken measures to protect its proprietary information and trade secrets, but these measures may not provide adequate protection. While NBP seeks to protect its proprietary information by entering into confidentiality agreements with employees, collaborators and consultants, NBP cannot assure that its proprietary information will not be disclosed, or that NBP can meaningfully protect its trade secrets. In addition, competitors may independently develop or may have already developed substantially equivalent proprietary information or may otherwise gain access to NBP’s trade secrets.

The pending patent applications that NBP has in-licensed or that NBP may in-license in the future may not result in issued patents, and NBP cannot assure you that its issued patent or any patents that might ultimately be issued by the USPTO will protect NBP’s technology. Any patents that may be issued to NBP might be challenged by third parties as being invalid or unenforceable, or third parties may independently develop similar or competing technology that avoids NBP’s patents. NBP cannot be certain that the steps NBP has taken will prevent the misappropriation and use of its intellectual property, particularly in foreign countries where the laws may not protect NBP’s proprietary rights as fully as in the United States.

From time to time, the United States Supreme Court, other federal courts, the U.S. Congress or the USPTO may change the standards of patentability and any such changes could have a negative impact on NBP’s business.

Litigation or third party claims of intellectual property infringement could impair NBP’s ability to develop and commercialize its products successfully.

NBP’s success will depend in part on its ability to avoid infringing patents and proprietary rights of third parties, and not breaching any licenses that NBP has entered into with regard to its technologies. A number of pharmaceutical companies, biotechnology companies, independent researchers, universities and research institutions may have filed patent applications or may have been granted patents that cover technologies similar to the technologies owned by or licensed to NBP. For instance, a number of patents may have issued and may issue in the future on tests and technologies that NBP has developed or intends to develop. If patents covering technologies required by NBP’s operations are issued to others, NBP may have to rely on licenses from third parties, which may not be available on commercially reasonable terms, or at all.

NBP has no knowledge of any infringement or patent litigation, threatened or filed at this time. It is possible that NBP may infringe on intellectual property rights of others without being aware of the infringement. If a patent holder believes that one of NBP’s product candidates infringes on its patent, it may sue we even if NBP has received patent protection for NBP’s technology. Third parties may claim that NBP is employing its proprietary technology without authorization. In addition, third parties may obtain patents that relate to NBP’s technologies and claim that use of such technologies infringes these patents. Regardless of their merit, such claims could require NBP to incur substantial costs, including the diversion of management and technical personnel, in defending against any such claims or enforcing NBP’s patents. In the event that a successful claim of infringement is brought against NBP, NBP may be required to pay damages and obtain one or more licenses from third parties. NBP may not be able to obtain these licenses at a reasonable cost, or at all. Defense of any lawsuit or failure to obtain any of these licenses could adversely affect NBP’s ability to develop and commercialize its products.

NBP’s rights to use technologies licensed from third parties are not within NBP’s control, and NBP may not be able to sell its products if NBP loses its existing rights or cannot obtain new rights on reasonable terms.

NBP licenses technology necessary to develop its products from third parties. For example, NBP licenses technology from Albert Einstein College of Medicine that NBP uses in its sponsored research to develop therapeutics. In return for the use of a third party’s technology, NBP may agree to pay the licensor royalties based on sales of NBP’s products. Royalties are a component of cost of product revenues and impact the margin on NBP’s drug. NBP may need to license other technology to commercialize future products. NBP’s business may suffer if these licenses terminate, if the licensors fail to abide by the terms of the license or fails to prevent infringement by third parties, if the licensed patents or other rights are found to be invalid or if NBP is unable to enter into necessary licenses on acceptable terms.

Risks Related to our Securities

Insiders have substantial control over NBP, and they could delay or prevent a change in NBP’s corporate control even if NBP’s other stockholders wanted such change to occur.

NBP’s executive officers, directors, and principal stockholders hold approximately 21.9% of our outstanding common stock. Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with NBP even if NBP’s other stockholders wanted such change to occur.

NBP cannot assure you that its common stock will become liquid or that it will be listed on a securities exchange.

Currently, NBP is quoted on the OTC Pink, where an investor may find it difficult to obtain accurate quotations as to the market value of NBP’s common stock. In addition, if NBP fails to meet the criteria set forth in SEC regulations, by law, various requirements would be imposed on broker-dealers who sell NBP’s securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling NBP’s common stock, which may further affect the liquidity of NBP’s common stock.

There may not be sufficient liquidity in the market for NBP’s securities in order for investors to sell their securities.

There is currently only a limited public market for NBP’s common stock and there can be no assurance that a trading market will develop further or be maintained in the future.

In order to raise sufficient funds to expand NBP’s operations, NBP may have to issue additional securities at prices, which may result in substantial dilution to NBP’s shareholders.

If NBP raises additional funds through the sale of equity or convertible debt, NBP’s current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of NBP’s securities outstanding. NBP may have to issue securities that may have rights, preferences and privileges senior to NBP’s common stock. NBP cannot provide assurance that NBP will be able to raise additional funds on terms acceptable to NBP, if at all. If future financing is not available or is not available on acceptable terms, NBP may not be able to fund NBP’s future needs, which would have a material adverse effect on NBP’s business plans, prospects, results of operations and financial condition.

The market price of NBP’s common stock may be volatile.

The market price of NBP’s common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Pink quoted stocks in particular. Some of the factors that may materially affect the market price of NBP’s common stock are beyond NBP’s control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which NBP operates or sales of NBP’s common stock. These factors may materially and adversely affect the market price of NBP’s common stock, regardless of NBP’s performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of NBP’s common stock.

Because NBP became a public company by means of a “reverse merger,” NBP may not be able to attract the attention of major brokerage firms.

Additional risks may exist since NBP became public through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of NBP’s securities since there is little incentive to brokerage firms to recommend the purchase of NBP’s common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on NBP’s behalf in the future.

If NBP fails to maintain an effective system of internal control over financial reporting, NBP may not be able to accurately report its financial results. As a result, current and potential investors could lose confidence in NBP’s financial reporting, which could harm NPB’s business and have an adverse effect on NBP’s stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), NBP is required to annually furnish a report by NBP’s management on NBP’s internal control over financial reporting. Such report must contain, among other matters, an assessment by NBP’s principal executive officer and NBP’s principal financial officer on the effectiveness of NBP’s internal control over financial reporting, including a statement as to whether or not NBP’s internal control over financial reporting is effective as of the end of NBP’s fiscal year. This assessment must include disclosure of any material weakness in NBP’s internal control over financial reporting identified by management. In addition, under current SEC rules, NBP will be required to obtain an attestation from NBP’s independent registered public accounting firm as to NBP’s internal control over financial reporting for NBP’s annual report on Form 10-K covering NBP’s next fiscal year. Performing the system and process documentation and evaluation needed to comply with Section 404 is both costly and challenging. During the course of NBP’s testing NBP may identify deficiencies which NBP may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act of 2002 for compliance with the requirements of Section 404. In addition, if NBP fails to maintain the adequacy of its internal controls, as such standards are modified, supplemented or amended from time to time, NBP may not be able to ensure that NBP can conclude on an ongoing basis that NBP has effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could also cause investors to lose confidence in NBP’s reported financial information, which could have a material adverse effect on the price of NBP’s common stock.

NBP’s common stock is considered “penny stock.”

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of NBP’s common stock is currently less than $5.00 per share and therefore may be a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the common stock and may affect your ability to sell shares.

The market for penny stocks has experienced numerous frauds and abuses, which could adversely impact NBP’s shareholders.

OTC Markets’ securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTC Markets’ reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

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Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

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Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

NBP’s management is aware of the abuses that have occurred historically in the penny stock market.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The financial data discussed below is derived from our audited financial statements covering the fiscal years ended February 29, 2016 and February 28, 2015, which are found elsewhere in this Current Report on Form 8-K. Our audited financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data discussed below is only a summary and you should read the following discussion and analysis of our financial condition and results of our operations in conjunction with our financial statements and the related notes to those statements included elsewhere in this Current Report on Form 8-K. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors,” and elsewhere in this Current Report on Form 8-K. These forward-looking statements should not be regarded as a representation by the Company or any other person that the events or plans of the Company will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this MD&A. Except as may be required under applicable securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this MD&A or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe under “Risk Factors” in this report. Actual results may differ materially from any forward looking statement.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our audited consolidated financial statements and the related notes to the consolidated financial statements included elsewhere in this Form 8-K. Our audited consolidated financial statements have been prepared in accordance with U.S. GAAP. In addition, our audited consolidated financial statements and the financial data included in this Form 8-K reflect our reorganization and have been prepared as if our current corporate structure had been in place throughout the relevant periods. The following discussion and analysis contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “expect,” “anticipate,” “intend,” “believe,” or similar language. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our business and financial performance are subject to substantial risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. In evaluating our business, you should carefully consider the information set forth under the heading “Risk Factors” in this Form 8-K and in the reports we filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements.

Business Overview

We are a life science company focused on the development and commercialization of a pharmaceutical preparation to treat obesity and the symptoms of type 2 diabetes. For our first product opportunity we have engaged Charles River Laboratories for the discovery of a small molecule drug that activates metabolic pathways to increase energy expenditure. In completed animal trials our proprietary approach to the pharmaceutical activation of this LKB-1 AMPK (Adenosine Monophosphate dependent Protein Kinase) pathway resulted in increased energy expenditure, decreased fat mass and resulting weight loss, lower blood glucose, improved insulin sensitivity, lower cholesterol, and lower blood triglyceride levels.

Unlike most other FDA approved weight loss drugs, our strategy does not depend on a pharmaco-neurological manipulation of the higher-brain centers for appetite and/or satiety. Rather, our proprietary drug approach targets the master energy regulatory pathway that has been proven to exist not only in higher mammals, but also in all living cells that possess a nucleus. Because an intensive aerobic and resistance strength-training regime is the natural way to activate these pathway effects, we believe that our drug will help obese patients mimic the effect of a more healthy lifestyle and lose weight.

We believe that a drug that will step up the body’s metabolism of fat will address the biggest health problem in the world, obesity. Obesity is also implicated as a causative and an additive to a host of other conditions, the most important of which are Type 2 diabetes, cardiovascular disease and cancer. Type II diabetes, which now consumes roughly one sixth of every health care dollar in America, is a direct result of obesity.

Financial Operations Overview

Revenues

We currently do not have any revenues. We expect to derive our revenues from product sales and contract research arrangements. We operate in one industry segment. Initially, our product revenues will be derived solely from the sale of our weight loss drug. Payors will be generally billed upon retail sales by pharmacies. Product revenues will be recorded on a cash basis unless a contract or policy is in place with the payor at the time of billing and collectability is reasonably assured. Initially we anticipate that all product revenues recognized will reflect cash collections. Contract revenues may be derived from studies conducted with biopharmaceutical and pharmaceutical companies and will be recorded on an accrual basis upon completion of the contractual obligation.

Cost of Product Revenues

Cost of product revenues represents the cost of materials, direct labor, costs associated quality control analyses, license fees, marketing, selling (whether direct sales force or contract sales) and delivery charges.

Research and Development Expenses

Research and development expenses from our inception through February 28, 2014 were $0, $1,149,740 for the year ended February 28, 2015 and $233,835 for the year ended February 29, 2016. Substantially all of these expenses were focused on the research and development of our weight loss drug. During this time, our weight loss drug was the only product under development.

We charge all research and development expenses to operations as they are incurred. All potential future product programs, apart from our weight loss drug, are in the planning phase, and the earliest we expect another program to reach the pre-clinical development stage is early 2017. However, the expected time frame that a product related to one of these other indications can be brought to market is uncertain given the technical challenges and clinical variables that exist between different types of indications.

We do not record or maintain information regarding costs incurred in research and development on a program or project specific basis. Our research and development staff working under sponsored research agreements and consulting agreements and associated infrastructure resources are deployed across several programs. Many of our costs are thus not attributable to individual programs. We believe that allocating costs on the basis of time incurred by our employees does not accurately reflect the actual costs of a project.

As a result of the uncertainties discussed above, we are unable to determine the duration and completion costs of our research and development programs or when, if ever, and to what extent we will receive cash inflows from the commercialization and sale of a product.

Selling and Marketing Expenses

Our selling and marketing expenses that we expect to incur coincident with the launch of our weight loss drug will consist primarily of personnel costs and education and promotional expenses. We expect these expenses to include the costs of educating physicians and other healthcare professionals regarding our technologies, how our weight loss drug was developed and validated and the value of the weight loss, blood chemistry improvement, and general health benefit that our drug provides. Selling and marketing expenses will also include the costs of sponsoring continuing medical education, medical meeting participation and dissemination of our scientific and economic publications related to our drug. Sales and Marketing expenses from our inception through February 29, 2016 were $0.

General and Administrative Expenses

Our general and administrative expenses consist primarily of personnel related costs, legal costs, accounting costs and other professional and administrative costs. General and Administrative expenses for the year ended February 28, 2015 were $305,754, and for the year ended February 29, 2016, $917,958. Personnel costs increased from $145,000 to $175,000 from 2015 to 2016. Legal costs and accounting costs, increased from $41,257 to $109,802 from 2015 to 2016, respectively. Other professional and administrative costs increased from $119,497 to $633,155 from 2015 to 2016, respectively.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the reporting periods. We evaluate our estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could therefore differ materially from those estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 1 to our consolidated financial statements included as Exhibit 99.1 to this Form 8-K. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our financial statements.

Revenue Recognition

We have generated no revenues since our inception. Product revenues for our first product, our weight loss drug, are expected to be generated from the projected commercial launch in 2023, and are expected to be recognized on a cash basis because we will have limited collection experience and a limited number of contracts. In accordance with our policy, revenues will be recognized on an accrual basis when the related costs are incurred, provided there is a contract or coverage policy in place and the following criteria are met:

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persuasive evidence that an arrangement exists;

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delivery has occurred or services rendered;

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the fee is fixed and determinable; and

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collectability is reasonably assured.

Determination of the last two criteria will be based on management’s judgments regarding the nature of the fee charged for products or services delivered and the collectability of those fees.

We expect to generally bill third-party payors for our weight loss drug upon generation of retail sales. As such, we take assignment of benefits and the risk of collection with the third-party payor. We usually bill the patient directly for amounts owed after multiple requests for payment have been denied or only partially paid by the insurance carrier. As a new drug, our weight loss drug may be considered investigational by payors and not covered under their reimbursement policies. Consequently, we expect to pursue case-by-case reimbursement where policies are not in place or payment history has not been established.

Contract revenues are expected to be derived from studies conducted with biopharmaceutical and pharmaceutical companies and will be recognized on a contract specific basis. Under certain contracts, our input, measured in terms of full-time equivalent level of effort will trigger payment obligations and revenues will be recognized as costs are incurred or assays are processed. Certain contracts may have payment obligations that are triggered as milestones are complete, such as completion of a successful set of experiments. In these cases, revenues are recognized when the milestones are achieved.

Clinical Collaborator Costs

We expect to enter into collaboration and clinical trial agreements with clinical collaborators and record these costs as research and development expenses. We plan to record accruals for estimated study costs comprised of work performed by our collaborators under contract terms. All clinical collaborators will be expected to enter into agreements with us, which specify work content and payment terms.

Results of Operations

Comparison of the Years Ended February 29, 2016 and February 28, 2015

Revenues. There were no revenues for the fiscal years ended February 28, 2015 and February 29, 2016 because we have not yet commercialized our weight loss drug.

Cost of Product Revenues. No cost of product revenues were recorded in the fiscal years ended February 29, 2016 and February 28, 2015 because we have not yet commercialized our weight loss drug.

Selling and Marketing Expenses. There were no selling and marketing expenses recorded for the year ended February 28, 2015 and February 29, 2016 because we have not yet commercialized our weight loss drug.

Research and Development Expenses. Research and development expenses were $233,835 for the fiscal year ended February 29, 2016 as compared to $1,149,740 for the fiscal year ended February 28, 2015. This represents a decrease of $915,905 over the year ended February 28, 2015. This decrease resulted primarily from the stock-based compensation due Albert Einstein College of Medicine pursuant to the License Agreement and the payment of fees and patent related expenses to licensors.

General and Administrative Expenses. General and administrative expenses totaled $917,958 for the fiscal year ended February 29, 2016 as compared to $305,754 for the for the fiscal year ended February 28, 2015. This increase was due in large part to stock based compensation expenses and also in part to increases in costs for employee salary, legal, including intellectual property, accounting and other professional costs.

Interest Income (Expense). We made no interest payments on borrowings during the year ended February 29, 2016 or February 28, 2015. We had debt discount amortization expense of $1,111 for the year ended February 29, 2016, and interest income of $51 for the year ended February 28, 2015.

Net Loss. Net losses for fiscal year 2015 were $1,455,443 and $1,152,904 for fiscal year 2016. The net loss decreased year over year due to the effect of stock based compensation paid to our Licensor in the 2015 period.

Comparison of the Three Months Ended May 31, 2016 and May 31, 2015

Revenues.  There were no revenues for the three months ended May 31, 2016 and May 31, 2015, respectively, because we have not yet commercialized our obesity therapeutic.

Cost of Product Revenues.  No cost of product revenues were recorded in the three months ended May 31, 2016 and May 31, 2015, respectively, because we have not yet commercialized our obesity therapeutic.

General and Administrative Expenses.  General and administrative expenses totaled $248,014 for the three months ended May 31, 2016 as compared to $42,051 for the three months ended May 31, 2015. This represents an increase of $205,963 for the three months ended May 31, 2016 over the three months ended May 31, 2015. This increase was due in part to increases in costs for legal, accounting and other professional costs including stock based compensation.

Research and Development Expenses.  Research and development expenses were $7,500 for the three months ended May 31, 2016 as compared to $103,400 for the three months ended May 31, 2015. This represents a decrease of $95,900 for the three months ended May 31, 2016 over the three months ended May 31, 2015.  This decrease resulted primarily as a result of no payments being made during the three months ended May 31, 2016 for our ongoing obesity therapeutic study pursuant to the Master Services Agreement in place with Charles River Laboratories.

Selling and Marketing Expenses.  There were no selling and marketing expenses recorded for the three months ended May 31, 2016 and May 31, 2015, respectively, because we have not yet commercialized our obesity therapeutic.

Stock-based Compensation.  Stock-based compensation was $91,800 for the three months ended May 31, 2016 and $0 for the period ending May 31, 2015.

Interest Income and Other Income/ Expense.  We recorded $7.00 of interest income during the three months ended May 31, 2016 and $0 during the three months ended May 31, 2015, respectively. We recorded $4,151.00 of interest expense during the three months ended May 31, 2016 and $0 during the three months ended May 31, 2015, respectively. Out of the $4,151 interest expense for the three months ended May 31, 2016, $1,667 is for the debt discount amortization.

Net Loss.  As a result of the factors described above, we had a net loss of $259,658 for the three months ended May 31, 2016 as compared to $145,451 for the three months ended May 31, 2015.

Liquidity and Capital Resources

Since our inception, we have incurred significant losses and, as of May 31, 2016, we had an accumulated deficit of $2,868,005. We have not yet achieved profitability and anticipate that we will continue to incur net losses for the foreseeable future. We expect that our research and development, general and administrative and selling and marketing expenses will continue to grow and, as a result, we will need to generate significant product revenues to achieve profitability. We may never achieve profitability.

Sources of Liquidity

Since our inception, our operations have been financed through the sale of our common stock, by entering into a Convertible Note Agreement, and by entering into an Unsecured Promissory Note. Through May 31, 2016, we had received net proceeds of approximately $310,801 through the sale of common stock to investors.  In December of 2015 and January of 2016 we entered into a Convertible Note Agreement with two investors for a total of $60,000. On April 20, 2016 we entered into an Unsecured Promissory Note with Corelli Capital A.G. for the sum of $292,500.00. As of May 31, 2016, we had cash and cash equivalents, of $125,809.

Cash Flows

As of May 31, 2016, we had $125,809 in cash and cash equivalents, compared to $0 on May 31, 2015.

Net cash used in operating activities was $168,366 for the three months ended May 31, 2016, compared to $22,052 for the three months ended May 31, 2015. The increase in cash used of $146,314 was primarily due to increased operating expenses.

Net cash used in investing activities was $8,250 for the three months ended May 31, 2016, compared to $0 for the three months ended May 31, 2015. This increase was attributed to an $8,250 increase in cash paid for website development services. We expect amounts used in investing activities to increase in fiscal year 2017 and beyond as we expand research and development activities and establish and add capacity in our commercial laboratory.

Net cash provided by financing activities during the three months ended May 31, 2016 was $292,500, compared to $0 for the three months ended May 31, 2015. Financing activities consisted primarily of the entry into the Unsecured Promissory Note for the three months ended May 31, 2016 and the lack of financing activity for the three months ending May 31, 2015.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Because we believe our current capital resources are not sufficient to support our operations and there can be no assurance that we will be successful in obtaining additional financing on favorable terms, or at all there is substantial doubt about our ability to continue as a going concern. We will, however, seek additional debt and/or equity financing through private or public offerings or through a business combination or strategic partnership. Our financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we become unable to continue as a going concern.

Contractual Obligations

As of February 29, 2016, we had the following contractual commitments:

We are required to make a series of annual minimum royalty payments under the License Agreement with Albert Einstein College of Medicine beginning on the first anniversary date, or March 3, 2015. The initial payment of $30,000, due March 3, 2015 was not made and the second annual payment, due March 3, 2016 was not made. As of the date of this filing the Company has not received any demand for payment or notice of default from Albert Einstein College of Medicine. The Company plans to pay these minimum royalty payments as soon as adequate funds are available.

For a period of seven years on each anniversary of the first payment, we are required to make additional payments in amounts that gradually increase beginning in year five. We are required to make additional payments of $30,000 in each of 2017 and 2018 and $50,000 in 2019, $75,000 in 2020, and $100,000 in 2021 and every year the license is in effect thereafter.

Beginning in the second half of calendar 2017, we intend to enter into arrangements for the acquisition of laboratory equipment, computer hardware and software, leasehold improvements and office equipment. We cannot at this time provide assurances that we will be able to enter into agreements with vendors on terms commercially favorable to us or that we will be able to enter into such arrangements without securing additional financing.

Operating Capital and Capital Expenditure Requirements

We expect to continue to incur substantial operating losses in the future and to make capital expenditures to keep pace with the expansion of our research and development programs, which we expect to fund in part with the proceeds of private placements of our securities. It may take several years to move any one of a number of product candidates in clinical research through the development phase and validation phase to commercialization. We expect that the proceeds from the private placements and our existing cash and cash equivalents will be used to fund working capital and for capital expenditures and other general corporate purposes, such as licensing technology rights, partnering arrangements, or reduction of debt obligations. However, there can be no assurance that we will be able obtain financing, if at all or upon terms that will be acceptable to us.

As a result of the recent economic recession, and the continuing economic uncertainty, it has been difficult for companies to obtain equity or debt financing. While the credit markets have improved over the last year, it remains difficult for smaller companies to obtain financing on reasonable terms.

The amount and timing of actual expenditures may vary significantly depending upon a number of factors, such as the progress of our product development, regulatory requirements, commercialization efforts, the amount of cash used by operations and progress in reimbursement. We expect that we will receive limited payments for our weight loss drug billings from the beginning of our marketing efforts into the foreseeable future. As reimbursement contracts with third-party payors are put into place, we expect an increase in the number and level of payments received for our weight loss drug billings.

We currently anticipate that our cash and cash equivalents will be sufficient to fund our operations for at least the next 6 months. We believe that we will be able to raise funds through the sale of our securities. We cannot be certain that any of our future efforts to secure reimbursement contract programs or development of future products will be successful or that we will be able to raise sufficient additional funds to see our programs through to a successful result.

Our future funding requirements will depend on many factors, including the following:

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the rate of progress in establishing reimbursement arrangements with third-party payors;

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the cost of expanding our commercial operations, including our selling and marketing efforts;

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the rate of progress and cost of research and development activities associated with expansion of our products;

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the rate of progress and cost of research and development activities associated with products in the research phase focused on neurodegenerative disease;

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the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

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the effect of competing technological and market developments;

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the cost and delays in product development as a result of any changes in regulatory oversight applicable to our products; and

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the economic and other terms and timing of any collaborations, licensing or other arrangements into which we may enter.

Until we can generate a sufficient amount of product revenues to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through public or private equity offerings, debt financings, borrowings or strategic collaborations. The issuance of equity securities may result in dilution to stockholders. We do not know whether additional funding will be available on acceptable terms, or at all. If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more research and development programs or selling and marketing initiatives. In addition, we may have to work with a partner on one or more of our product development programs or market development programs, which would lower the economic value of those programs to our company.

Income Taxes

Since inception, we have incurred operating losses and, accordingly, have not recorded a provision for income taxes for any of the periods presented. As of May 31, 2016, we had cumulative net operating loss carryforwards for federal income tax purposes of $1,291,902. If not utilized, the federal net operating loss and tax credit carryforwards will expire beginning in the year 2029. Utilization of net operating loss and credit carryforwards may be subject to a substantial annual limitation due to restrictions contained in the Internal Revenue Code that are applicable if we experience an “ownership change.” The annual limitation may result in the expiration of our net operating loss and tax credit carryforwards before they can be used.

Recent Accounting Pronouncements

We have implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and we do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

PROPERTIES

We have entered into a lease agreement for approximately 1,000 square feet of administrative and office space which provides for monthly lease payments of approximately $6,500. The term of the lease is month to month through July 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the ownership of our common stock as of June 10, 2016, by:

•

each director;

•

each person known by us to own beneficially 5% or more of our common stock;

•

each officer named in the summary compensation table elsewhere in this report; and

•

all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of August 31, 2016. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, to the best of our knowledge each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner is c/o Nexus BioPharma Inc. 8 Hillside Ave., Montclair, NJ 07042.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock(1)
Warren Lau	7,899,741	12.3%

All directors and executive officers as a group (1 person)	7,899,741	12.3%

5% Shareholders

Crocus Bay Ventures LLC (2)	7,192,980	11.2%
Albert Einstein College of Medicine, Inc. (3)	8,333,647	13%

_________________________

(1) Percentage is based upon 64,300,000 shares of common stock outstanding as of the date hereof.

(2) The address for the shareholder is P.O. Box 2422 Westport, CT 06880. Matthew I. Balk in his capacity as Managing Member holds the voting and dispositive power over the shares held.

(3) The address for the shareholder is 1300 Morris Park Ave, Bronx, NY 10461. Jed M. Shivers in his capacity as Associate Dean for Finance and Administration holds the voting and dispositive power over the shares held.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position

Warren Lau	63	Executive Chairman

Warren Lau

Warren C. Lau has served as NBP’s President and Chief Executive Officer and Director since inception. From July 2009 to February 2015 Mr. Lau served as Founder, President Chief Executive Officer and Chief Financial Officer of MetaStat, Inc. (MTST-OTCBB). From October 2005 to March 2008, Mr. Lau served as a director and as the Founder, President and CEO of HoustonPharma, Inc. In February 2003, Mr. Lau founded PharmaFrontiers Corp., now Opexa Therapeutics, Inc. (OPXA-NASDAQ) and served as the company’s president, Chief Executive Officer, treasurer and a member of the board of directors. In 1996 Mr. Lau founded Adventrx Pharmaceuticals, Inc., now Mast Therapeutics, Inc. (MSTX-NYSE MKT) and served as the company’s President and Chief Executive Officer and as a member of its board of directors from July 1996 through November 2001.

Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined Mr. Lau serves as our Chief Executive Officer and Chairman.

Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Company. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

•

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

•

being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

Currently, the Board does not have any standing audit, nominating or compensation committees, or committees performing similar functions. The Company’s sole Director performs the duties of the audit committee. The functions customarily performed by a nominating committee have been performed by the Company’s sole Director

Director Relationships

Warren Lau is not a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, and because Mr. Lau is the Company’s sole officer and director, there are no family relationships between any of our executive officers or directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to each individual who served as our chief executive officer at any time during the last completed fiscal year and the Company’s two most highly compensated executive officers (other than the chief executive officer) who were serving as an executive officers at the end of the last completed fiscal year for services rendered in all capacities to us for the year ended February 29, 2016.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total

Warren Lau	2016	$145,000(1)	0	0	$145,000
	2015	$125,000(2)	0	0	$125,000

(1) During the fiscal year 2016, $138,815 of Mr. Lau’s compensation was accrued.

(2) During the fiscal year 2015, $55,100 of Mr. Lau’s compensation was accrued.

Employment Agreement

On March 1, 2014 NBP entered into an employment agreement with Warren Lau (the “Employment Agreement”). The Employment Agreement is for a term of three years (the “Initial Term”) and may be renewed for successive three-year periods following the Initial Term. Pursuant to the Employment Agreement, Mr. Lau shall receive a base salary of $125,000, for the employment year 2014, $145,000 for the employment year 2015 and $175,000 for the employment year 2016 and shall be entitled to receive an annual bonus as determined by NBP’s board of directors based upon the achievement of certain business-related goals (the “Annual Bonus”). For purposes of the Employment Agreement, employment year commences on March 1 each year for a period of twelve months. NBP’s board of directors may award Mr. Lau a bonus in addition to the Annual Bonus based upon the achievement of certain other business-related goals as determined by the board of directors. NBP shall reimburse Mr. Lau for all reasonable out-of-pocket expenses paid or incurred by him in the course of his employment, costs of living expenses while Mr. Lau conducts business outside of New Jersey, relocation expenses, as applicable, automobile expenses and expenses related to the rental of office space. NBP shall pay all reasonable office rental expenses for a period of twelve months after the termination of the Employment Agreement. In addition, Mr. Lau shall be offered the opportunity to participate in pension, life insurance, accident insurance, health insurance, hospitalization and any other employee benefit plan adopted by NBP. Pursuant to the terms of the Employment after, Mr. Lau shall not, during the twelve month period following the termination of the Employment Agreement, compete with NBP in the field of AMPK activators, in any way cause or influence any employees of NBP to be employed by a company which competes with NBP or persuade or attempt to persuade any customer, client or research and development partner of NBP to cease or reduce its business with NBP.

Director Compensation

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Other than cash compensation arrangement to our sole officer discussed above under “Executive Compensation,” and as described below, there are no transactions since March 1, 2013, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of 5% or more of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

On March 1, 2014, the Company entered into a consulting agreement with a principal stockholder providing monthly payments of $5,000 plus reimbursable travel expenses for a period of six months, after which, the agreement shall automatically renew for an additional three month term unless terminated by either party with 15 day prior notice. On June 1, 2014, the Company entered into a new agreement with the principal stockholder with the same terms as the previous one except that the monthly fee was increased to $7,500. Total consulting fees paid for the years ended February 29, 2016 and February 28, 2015 amounted to $0 and $77,500, respectively.

Director Independence

Warren Lau, our sole director of the Company, is not independent as defined under the Nasdaq Marketplace Rules

LEGAL PROCEEDINGS

The Company is not currently a party to any legal proceedings that, individually or in the aggregate, are deemed to be material to our financial condition or results of operations.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s common stock is quoted on the OTC Pink under the symbol “NEXS”. There has not been any significant trading to date in the Company’s common stock. The following table sets forth, for the fiscal quarters indicated, the high and low closing sale prices per share of our common stock. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Period	High	Low
Fiscal Year ended February 29, 2017
1st quarter ended May 31, 2016	$0.49	$0.13

Fiscal Year ended February 29, 2016
1st quarter ended May 31, 2015	$0.01	$0.01
2nd quarter ended August 30, 2015	$0.01	$0.01
3rd quarter ended November 30, 2015	$0.49	$0.01
4th quarter ended February 28, 2016	$0.49	$0.49

Fiscal Year ended February 28, 2015
1st quarter ended May 31, 2014	$0.01	$0.01
2nd quarter ended August 30, 2014	$0.01	$0.007
3rd quarter ended November 30, 2014	$0.01	$0.01
4th quarter ended February 28, 2015	$0.01	$0.01

Holders

As of June 9, 2016, there were 98 stockholders of record of our common stock. The number of record stockholders does not include beneficial owners holding shares through nominee names.

Dividends

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by the Board of Directors on the basis of various factors, including our results of operations, financial condition, capital requirements, and investment opportunities.

Securities Authorized for Issuance under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below are details regarding all securities sold by the Company and NBP within the past three years which were not registered under the Securities Act.

Sales by the Company

None

Sales by NBP

In March of 2014, NBP sold 296,296 shares to its founders for $40.

The issuance of the shares of common stock was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

In April of 2014, NBP sold 45,926 common shares for proceeds of $310,000.

The issuance of the shares of common stock was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

In November and December of 2015, NBP sold 5,932,591 common shares at a price of $0.000135 per share for proceeds of $801.

The issuance of the shares of common stock was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 750,000,000 shares of common stock, par value $0.001 per share, of which 64,300,000 shares are issued and outstanding as of August 31, 2016

The holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors; are entitled to share ratably in all of our assets available for distribution upon winding up of the affairs of the Company and are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of the shareholders.

The shareholders are not entitled to preference as to dividends or interest; preemptive rights to purchase in new issues of shares; preference upon liquidation; or any other special rights or preferences.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control. Sections 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we do not currently do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer Corp. The transfer agent and registrar’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah, 84121.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Our Articles of Incorporation provide our directors or officers shall not be personally liable to us or our stockholder for damages for breach of such director's or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate our rights and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty as a director or officer except (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The shares of the Company’s common stock in connection with the Agreement and the transactions contemplated thereby were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 4.01 Change in Registrant’s Certifying Accountant.

Effective June 15, 2016, the Company dismissed Sadler Gibb & Associates, LLC (“Sadler Gibb”) as its independent registered accountant and engaged Malone Bailey, LLP (“MaloneBailey”) to serve as its independent registered accounting firm. The dismissal of Sadler Gibb and the engagement of MaloneBailey were approved by the Company’s Board of directors on June 9, 2016. Sadler Gibb’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the years ended December 31, 2015 and 2014 and during the subsequent interim period preceding the date of Sadler Gibb’s dismissal (i) there were no disagreements between the Company and Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sadler Gibb, would have caused Sadler Gibb to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements; and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

On June 15, 2016, the Company provided Sadler Gibb with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Sadler Gibb furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is filed as Exhibit 16.1 to this Form 8-K.

MaloneBailey is the independent registered accounting firm for NBP, and its report on the financial statements of NBP at February 29, 2016 and February 28, 2015 is included in this current report on Form 8-K.

During the years ended December 31, 2015 and 2014 and the subsequent interim period through June 9, 2016, the date of engagement of MaloneBailey, the Company did not consult with MaloneBailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein.

Effective as of June 9, 2016, the following person was appointed sole officer of the Company:

Name	Age	Title
Warren Lau	63	Chief Executive Officer, Chief Financial Officer, President, Secretary and Director

Warren C. Lau

Warren C. Lau has served as NBP’s President and Chief Executive Officer and Director since inception. From July 2009 to February 2015 Mr. Lau served as Founder, President Chief Executive Officer and Chief Financial Officer of MetaStat, Inc. (MTST-OTCBB). From October 2005 to March 2008, Mr. Lau served as a director and as the Founder, President and CEO of HoustonPharma, Inc. In February 2003, Mr. Lau founded PharmaFrontiers Corp., now Opexa Therapeutics, Inc. (OPXA-NASDAQ) and served as the company’s president, Chief Executive Officer, treasurer and a member of the board of directors. In 1996 Mr. Lau founded Adventrx Pharmaceuticals, Inc., now Mast Therapeutics, Inc. (MSTX-NYSE MKT) and served as the company’s President and Chief Executive Officer and as a member of its board of directors from July 1996 through November 2001.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 9, 2016, the Company changed its fiscal year from December 31 to that of NBP of February 28.

Item 7.01 Regulation FD Disclosure.

On June 10, 2016, the Company issued a press release announcing the closing of the Agreement.

A copy of the press release that discusses this matter is filed as an exhibit to this Current Report, and incorporated by reference in this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

The SEC encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report and exhibits may contain these types of statements, which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant's judgment as of the date of this Current Report. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as "believes," "expects," "should," "will," "seeks," "intends" and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited financial statements of NBP for the years ended February 29, 2016 and February 28, 2015. Also attached are the financial statements of NBP for the quarter ended May 31, 2016.

(b) Pro Forma Financial Information

Filed herewith as Exhibit 99.3 and incorporated herein by reference are the unaudited pro forma financial statements of Nexus BioPharma, Inc. and NBP, which give effect to the acquisition by the Company of NBP.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Reorganization by and among the Company, Acquisition Corp and NBP dated May 17, 2016. (Incorporated by reference to the Current Report on Form 8-K filed by the Company on May 19, 2016)

2.2

Amended and Restated Agreement and Plan of Reorganization by and among the Company, Acquisition Corp and NBP dated June 9, 2016. (Incorporated by reference to the Current Report on Form 8-K filed by the Company on June 15, 2016)

10.1	Employment Agreement dated as of March 1, 2014 between Warren C. Lau and Nexus Biopharma, Inc. (Incorporated by reference to the Current Report on Form 8-K filed by the Company on June 15, 2016)

10.2	Master Research Services Agreement dates as of July 15, 2014. (Incorporated by reference to the Current Report on Form 8-K filed by the Company on June 15, 2016)

10.3*	Lease Agreement between Hillside Square LLC and Nexus BioPharam, Inc. dated July 22, 2016

10.4*

License Agreement by and between Nexus (f/k/a Diabesity, Inc.) and Albert Einstein College of Medicine, Inc. (f/k/a Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, dated March 3, 2014 (Confidential Treatment has been requested for a portion of this document)

16.1	Sadler, Gibb & Associates, LLC letter dated June 16, 2016 (Incorporated by reference to the Current Report on Form 8-K filed by the Company on June 16, 2016).

99.1*	Financial Statements of Nexus BioPharma, Inc. for the years ended February 29, 2016 and February 28, 2015

99.2*	Financial Statements of Nexus BioPharma, Inc. for the quarter ended May 31, 2016.

99.3*	Pro Forma Financial Statements.

99.4	Press Release dated June 10, 2016. (Incorporated by reference to the Current Report on Form 8-K filed by the Company on June 15, 2016)

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXUS BIOPHARMA INC.

Date: September 2, 2016	By:	/s/ Warren Lau
Warren Lau Chief Executive and Chief Financial Officer